                                                                    Exhibit 4.13

================================================================================




                         THE PREMCOR REFINING GROUP INC.


                                       To

                      DEUTSCHE BANK TRUST COMPANY AMERICAS

                                     Trustee

                                 --------------

                                    INDENTURE

                          Dated as of February 11, 2003

================================================================================

                         THE PREMCOR REFINING GROUP INC.
    Certain Sections of this Indenture relating to Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939:

Trust Indenture                                              Indenture Section
   Act Section
(S)310(a)(1)   ............................................   5.09
      (a)(2)   .................... .......................   5.09
      (a)(3)   ............................................   Not Applicable
      (a)(4)   ............................................   Not Applicable
      (b)      ............................................   5.08
                                                              5.10
(S)311(a)      ............................................   5.13
      (b)      ............................................   5.13
               ............................................   6.13
(S)312(a)      ............................................   6.01
                                                              6.02
      (b)      ............................................   6.02
      (c)      ............................................   6.02
(S)313(a)      ............................................   6.03
      (b)      ............................................   6.03
      (c)      ............................................   6.03
      (d)      ............................................   6.03
(S)314(a)      ............................................   6.04
      (a)(4)   ............................................   1.01
                                                              9.04
      (b)      ............................................   Not Applicable
      (c)(1)   ............................................   1.02
      (c)(2)   ............................................   1.02
      (c)(3)   ............................................   Not Applicable
      (d)      ............................................   Not Applicable
      (e)      ............................................   1.02
(S)315(a)      ............................................   5.01
      (b)      ............................................   5.02
      (c)      ............................................   5.01
      (d)      ............................................   5.01
      (e)      ............................................   4.14
(S)316(a)      ............................................   1.01
      (a)(1)(A)............................................   4.02
                                                              4.12
      (a)(1)(B)............................................   4.13
      (a)(2)   ............................................   Not Applicable
      (b)      ............................................   4.08
      (c)      ............................................   1.04

(S)317(a)(1)   ............................................       4.03
      (a)(2)   ............................................       4.04
      (b)      ............................................       9.03
(S)318(a)      ............................................       1.07

----------------------
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                          Page
                                   ARTICLE 1.

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

Section 1.01.  Definitions .............................................     1
Section 1.02.  Compliance Certificates and Opinions ....................    25
Section 1.03.  Form of Documents Delivered to Trustee ..................    26
Section 1.04.  Acts of Holders; Record Dates ...........................    26
Section 1.05.  Notices, Etc., to Trustee and Company ...................    27
Section 1.06.  Notice to Holders; Waiver ...............................    28
Section 1.07.  Conflict with Trust Indenture Act .......................    28
Section 1.08.  Effect of Headings and Table of Contents ................    28
Section 1.09.  Successors and Assigns ..................................    28
Section 1.10.  Separability Clause .....................................    29
Section 1.11.  Benefits of Indenture ...................................    29
Section 1.12.  Governing Law ...........................................    29
Section 1.13.  Legal Holidays ..........................................    29
Section 1.14.  No Recourse Against Others ..............................    29

                                   ARTICLE 2.

                                 THE SECURITIES

Section 2.01.  Form and Dating .........................................    29
Section 2.02.  Amount Unlimited; Issuable in Series ....................    31
Section 2.03.  Execution and Authentication ............................    35
Section 2.04.  Registrar and Paying Agent ..............................    35
Section 2.05.  Paying Agent to Hold Money in Trust .....................    36
Section 2.06.  Holder Lists ............................................    36
Section 2.07.  Transfer and Exchange ...................................    36
Section 2.08.  Replacement Securities ..................................    51
Section 2.09.  Temporary Securities ....................................    52
Section 2.10.  Cancellation ............................................    52
Section 2.11.  Defaulted Interest ......................................    52

                                            ARTICLE 3.

                                    SATISFACTION AND DISCHARGE

Section 3.01.  Satisfaction and Discharge of Indenture ....................................   53
Section 3.02.  Application of Trust Money .................................................   54

                                            ARTICLE 4.

                                            REMEDIES

Section 4.01.  Events of Default ..........................................................   54
Section 4.02.  Acceleration of Maturity; Rescission and Annulment .........................   56
Section 4.03.  Collection of Indebtedness and Suits for Enforcement by Trustee ............   57
Section 4.04.  Trustee May File Proofs of Claim ...........................................   58
Section 4.05.  Trustee May Enforce Claims Without Possession of Securities ................   59
Section 4.06.  Application of Money Collected .............................................   59
Section 4.07.  Limitation on Suits ........................................................   59
Section 4.08.  Unconditional Right of Holders to Receive Principal, Premium and Interest ..   60
Section 4.09.  Restoration of Rights and Remedies .........................................   60
Section 4.10.  Rights and Remedies Cumulative .............................................   60
Section 4.11.  Delay or Omission Not Waiver ...............................................   60
Section 4.12.  Control by Holders .........................................................   61
Section 4.13.  Waiver of Past Defaults ....................................................   61
Section 4.14.  Undertaking for Costs ......................................................   61
Section 4.15.  Waiver of Stay, Extension or Usury Laws ....................................   62

                                           ARTICLE 5.

                                          THE TRUSTEE

Section 5.01.  Certain Duties and Responsibilities ........................................   62
Section 5.02.  Notice of Defaults .........................................................   62
Section 5.03.  Certain Rights of Trustee ..................................................   63
Section 5.04.  Not Responsible for Recitals or Issuance of Securities .....................   64
Section 5.05.  May Hold Securities ........................................................   64
Section 5.06.  Money Held in Trust ........................................................   64
Section 5.07.  Compensation and Reimbursement .............................................   64
Section 5.08.  Disqualification; Conflicting Interests ....................................   65
Section 5.09.  Corporate Trustee Required; Eligibility ....................................   65
Section 5.10.  Resignation and Removal; Appointment of Successor ..........................   66
Section 5.11.  Acceptance of Appointment by Successor .....................................   67
Section 5.12.  Merger, Conversion, Consolidation or Succession to Business ................   68
Section 5.13.  Preferential Collection of Claims Against Company ..........................   68

Section 5.14.     Appointment of Authenticating Agent .....................................   68

                                             ARTICLE 6.

                         HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 6.01.     Company to Furnish Trustee Names and Addresses of Holders ...............   71
Section 6.02.     Preservation of Information; Communications to Holders ..................   71
Section 6.03.     Reports by Trustee ......................................................   71
Section 6.04.     Reports by Company ......................................................   72

                                           ARTICLE 7.

                        CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 7.01.     Company May Consolidate, Etc., Only on Certain Terms ....................   72
Section 7.02.     Successor Substituted ...................................................   73

                                          ARTICLE 8.

                                    SUPPLEMENTAL INDENTURES

Section 8.01.     Supplemental Indentures Without Consent of Holders ......................   73
Section 8.02.     Supplemental Indentures with Consent of Holders .........................   74
Section 8.03.     Execution of Supplemental Indentures ....................................   75
Section 8.04.     Effect of Supplemental Indentures .......................................   75
Section 8.05.     Conformity with Trust Indenture Act .....................................   75
Section 8.06.     Reference in Securities to Supplemental Indentures ......................   76
Section 8.07.     Notice of Supplemental Indentures .......................................   76

                                         ARTICLE 9.

                                         COVENANTS

Section 9.01.     Payment of Principal, Premium and Interest ..............................   76
Section 9.02.     Maintenance of Office or Agency .........................................   76
Section 9.03.     Money for Securities Payments to Be Held in Trust .......................   77
Section 9.04.     Statement by Officers as to Default .....................................   78
Section 9.05.     Existence ...............................................................   79
Section 9.06.     Provision of Financial Information ......................................   79
Section 9.07.     Limitation on Restricted Payments .......................................   79
Section 9.08.     Limitation on Dividend and Other Payment Restrictions Affecting
                  Restricted Subsidiaries .................................................   82
Section 9.09.     Limitation on Transactions with Shareholders and Affiliates .............   82
Section 9.10.     Limitation on Indebtedness ..............................................   83
Section 9.11.     Limitation on Issuance of Guarantees of Indebtedness ....................   84

Section 9.12.     Limitation on Liens ................................................     84
Section 9.13.     Limitation on Certain Asset Dispositions ...........................     84
Section 9.14.     Restrictions on Secured Indebtedness ...............................     86
Section 9.15.     Restrictions on Sales and Leasebacks ...............................     86
Section 9.16.     Waiver of Certain Covenants ........................................     87
Section 9.17.     Effect of Investment Grade Rating ..................................     87

                                           ARTICLE 10.

                                     REDEMPTION OF SECURITIES

Section 10.01.    Applicability of Article ...........................................     88
Section 10.02.    Election to Redeem; Notice to Trustee ..............................     88
Section 10.03.    Selection by Trustee of Securities to Be Redeemed ..................     88
Section 10.04.    Notice of Redemption ...............................................     89
Section 10.05.    Deposit of Redemption Price ........................................     90
Section 10.06.    Securities Payable on Redemption Date ..............................     90
Section 10.07.    Securities Redeemed in Part ........................................     90
Section 10.08.    Offer to Purchase ..................................................     90

                                           ARTICLE 11.

                                         SINKING FUNDS

Section 11.01.    Applicability of Article ...........................................      92
Section 11.02.    Satisfaction of Sinking Fund Payments with Securities ..............      92
Section 11.03.    Redemption of Securities for Sinking Fund ..........................      92

                                           ARTICLE 12.

                               CHANGE OF CONTROL TRIGGERING EVENT

Section 12.01.    Change of Control Triggering Event .................................      93

                                          ARTICLE 13.

                              DEFEASANCE AND COVENANT DEFEASANCE

Section 13.01.    Company's Option to Effect Defeasance or Covenant Defeasance .......      93
Section 13.02.    Defeasance and Discharge ...........................................      93
Section 13.03.    Covenant Defeasance ................................................      94
Section 13.04.    Conditions to Defeasance or Covenant Defeasance ....................      94
Section 13.05.    Deposited Money and U.S. Government Obligations to be Held in
                  Trust; Other Miscellaneous Provisions ..............................      96
Section 13.06.    Reinstatement ......................................................      97

                                    EXHIBITS

Exhibit A      Form of Security

Exhibit B      Certificate of Transfer

Exhibit C      Certificate of Exchange

Exhibit D      Certificate of Acquiring Institutional Accredited Investor

                  INDENTURE, dated as of February 11, 2003 between The Premcor Refining Group Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), having its principal executive office at 1700 E. Putnam Avenue, Suite 500, Old Greenwich, CT 06870, and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (the "Trustee").

                                    RECITALS

                  The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the "Securities"), to be issued in one or more series as in this Indenture provided.

                  All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

                                   ARTICLE 1.

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

Section 1.01.     Definitions

                  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                  (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                  (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted and consistently applied in the United States which are in effect on the Issue Date; and

                  (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                  "8 3/8% Notes" means the 8 3/8% Senior Notes due 2007 of the Company.

                  "8 5/8% Notes" means the 8 5/8% Senior Notes due 2008 of the Company.

                  "8 7/8% Senior Subordinated Notes" means the 8 7/8% Senior Subordinated Notes due 2007 of the Company.

                  "144A Global Security" means one or more Global Securities in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold in reliance on Rule 144A.

                  "Acquired Debt" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                  "Act", when used with respect to any Holder, has the meaning specified in Section 1.04.

                  "Additional Securities" has the meaning specified in Section 2.02.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Amended and Restated Term Loan Agreement" means the amended and restated term loan agreement, dated as of August 10, 1998, among the Company, certain lenders, Goldman Sachs Credit Partners L.P., as agent, as amended from time to time.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depository, Euroclear and Clearstream that apply to such transfer or exchange.

                  "Asset Disposition" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiaries with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding a disposition by a Restricted Subsidiary of such Person to such Person or a Restricted Subsidiary of such Person or by such Person to a Restricted Subsidiary of such Person) of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary of such Person, (ii) substantially all of the assets of such Person or any of its Restricted Subsidiaries representing a division or line of business or (iii) other assets or rights of such Person or any of its Restricted Subsidiaries outside of the ordinary course of business, which in the case of either clause (i), (ii) or (iii), whether in a single transaction or a series of related transactions, result in Net Available Proceeds in excess of $10 million; provided that (x) any transfer, conveyance, sale, lease or other disposition of assets securing the Credit Agreement in connection with the enforcement of the security interests therein and (y) any sale of crude oil, vacuum tower bottoms, refined products or other inventory shall not be deemed an Asset Disposition hereunder.

                  "Asset Disposition Trigger Date" has the meaning as specified in Section 9.13.

                  "Attributable Indebtedness" means the total net amount of rent required to be paid during the remaining primary term of any particular lease under which any Person is at the time liable, discounted at the rate per annum equal to the weighted average interest rate borne by the Securities.

                  "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 5.14 to act on behalf of the Trustee to authenticate Securities of one or more series.

                  "Authentication Order" has the meaning specified in Section 2.03.

                  "Blackstone" means Blackstone Capital Partners III Merchant Banking Fund L.P. and its affiliates.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the board of directors of the Company and to be in full force and effect on the date of such certification, and set forth in an Officers' Certificate delivered to the Trustee.

                  "Borrowing Base" means, as of any date, an amount equal to the sum of (i) 95% of the accounts receivable owned by the Company and its Restricted Subsidiaries (excluding any accounts receivable from Restricted Subsidiaries and any accounts receivable that are more than 90 days past due) as of such date, plus (ii) 90% of the market value of inventory owned by the Company and its Restricted Subsidiaries as of such date, plus (iii) 100% of the cash and Cash Equivalents owned by the Company and its Restricted Subsidiaries as of such date that are, as of such date, held in one or more accounts under the direct control of the agent bank or lenders under the Credit Agreement and that are as of such date pledged to secure borrowings and other extensions of credit under the Credit Agreement.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, City of New York, are authorized or obligated by law, regulation or executive order to close.

                  "Capital Lease" means, at the time any determination thereof is to be made, any lease of property, real or personal or mixed, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with GAAP.

                  "Capitalized Lease Obligation" of any Person means any lease of any property (whether real, personal or mixed) by such Person as lessee which, in conformity with GAAP, is required to be accounted for as a Capital Lease on the balance sheet of that Person.

                  "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of any association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and (iii) in the case of a partnership, partnership interests (whether general or limited).

                  "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's or S&P and, in each case, maturing within six months after the date of acquisition.

                  "Change of Control" means any transaction the result of which is that any Person (an "Acquiring Person") other than Blackstone, or a Person, a majority of whose voting equity is owned by Blackstone, becomes the Beneficial Owner, directly or indirectly, of shares of stock of the Company, Premcor USA or Premcor Inc. entitling such Acquiring Person to exercise 50% or more of the total voting power of all classes of stock of the Company, Premcor USA or Premcor Inc., as the case may be, entitled to vote in elections of directors. The term "Beneficial Owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act.

                  "Change of Control Triggering Event" means the occurrence of a Change of Control resulting in a Rating Decline.

                  "Clearstream" means Clearstream Banking SA, Luxembourg, or any successor securities clearing agency.

                  "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                  "Common Security Agreement" means that certain Amended and Restated Common Security Agreement, dated as of June 6, 2002, among PAFC, PACC, Neches River, Sabine River LLC, Sabine River, the Company, Deutsche Bank Trust Company Americas (formerly known as "Bankers Trust Company"), as collateral trustee for the secured parties, HSBC Bank USA, as capital markets trustee for the capital markets senior lenders, and Deutsche Bank Trust Company Americas, as depositary bank, as the same may be amended or supplemented in accordance with its terms and in effect from time to time.

                  "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the board of directors, its Vice Chairman of the board of directors, its Chief Executive Officer, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

                  "Consolidated Adjusted Net Worth" of any Person means the total amount of consolidated stockholder's equity (par value plus additional paid-in capital (including all Capital Stock except as excluded below) plus retained earnings or minus accumulated deficit) of such Person as reflected on the consolidated balance sheet of such Person and its Restricted Subsidiaries for the most recent Quarter prior to the event requiring such determination to be made, after excluding (to the extent otherwise included therein and without duplication) the following (the amount of such stockholder's equity and deductions therefrom to be computed, except as noted below, in accordance with GAAP consistently applied): (i) any amount receivable but not paid from sales of Capital Stock of such Person or its Restricted Subsidiaries determined on a consolidated basis; (ii) any revaluation or other write-up in book value of assets subsequent to the date hereof (other than write-ups of oil inventory previously written down and other than revaluations or write-ups upon the acquisition of assets acquired in a transaction to be accounted for by purchase accounting under GAAP); (iii) treasury stock; (iv) an amount equal to the excess, if any, of the amount reflected on the books and records of such Person or its Restricted Subsidiaries for the securities of any Person which is not a Restricted Subsidiary of such Person over the lesser of cost or market value (as determined in good faith by the board of directors of such Person or such Restricted Subsidiary); (v) Disqualified Capital Stock; (vi) equity securities of such Person or its Restricted Subsidiaries which are not Disqualified Capital Stock but which are exchangeable for or convertible into debt securities of such Person or such Restricted Subsidiary, as the case may be, other than at the option of such Person or such Restricted Subsidiary except to the extent that the exchange or conversion rights in such other equity securities cannot, under any circumstances, be exercised prior to Maturity; (vii) the cumulative foreign currency translation adjustment, if any; and (viii) write-offs of non-cash items in an amount not to exceed $80 million.

                  "Consolidated Net Operating Income" means, when used with reference to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that (i) the Net Income of any Person which is not a Subsidiary of such Person or is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to such Person or its Restricted Subsidiaries, (ii) the Net Income of any Unrestricted Subsidiary shall be excluded (except to the extent distributed to the Company or one of its Subsidiaries), (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) extraordinary gains and losses and gains and losses from the sale of assets outside the ordinary course of such Person's business shall be excluded, (v) the cumulative effect of changes in accounting principles in the year of adoption of such changes shall be excluded and (vi) the tax effect of any of the items described in clauses (i) through (v) above shall be excluded.

                  "Consolidated Net Tangible Assets" of a Person means the consolidated total assets of such Person and its Restricted Subsidiaries determined in accordance with GAAP, less the sum of (i) all current liabilities and current liability items, and (ii) all goodwill, trade names, trademarks, patents, organization expense, unamortized debt discount and expense and other similar intangibles properly classified as intangibles in accordance with GAAP.

                  "Consolidated Operating Cash Flow" means with respect to any Person, Consolidated Net Operating Income of such Person and its Restricted Subsidiaries without giving effect to gains and losses on securities transactions (net of related taxes) for the period described below, increased by the sum of (i) consolidated Fixed Charges of such Person and its Restricted Subsidiaries which reduced Consolidated Net Operating Income for such period,
(ii) consolidated income tax expense (net of taxes relating to gains and losses on securities transactions) of such Person and its Restricted Subsidiaries which reduced Consolidated Net Operating Income for such period, (iii) consolidated depreciation and amortization expense (including amortization of purchase accounting adjustments) of such Person and its Restricted Subsidiaries and other noncash items to the extent any of which reduced Consolidated Net Operating Income for such period, and (iv) any annual management monitoring, consulting and advisory fees and related expenses paid to Blackstone and its affiliates in an amount not to exceed $2 million, less noncash items which increased Consolidated Net Operating Income for such period, all as determined for such Person and its consolidated Restricted Subsidiaries in accordance with GAAP for the four full Quarters for which financial information in respect thereof is available immediately prior to the Transaction Date.

                  "Consolidated Operating Cash Flow Ratio" means, with respect to any Person, the ratio of (i) Consolidated Operating Cash Flow of such Person and its Restricted Subsidiaries for the four Quarters for which financial information in respect thereof is available immediately prior to the Transaction Date to (ii) the aggregate Fixed Charges of such Person and its Restricted Subsidiaries for such four Quarters, such Fixed Charges to be calculated on the basis of the amount of the Indebtedness, Capitalized Lease Obligations and Preferred Stock of such Person and its Restricted Subsidiaries outstanding on the Transaction Date and assuming the continuation of market interest rate levels prevailing on the Transaction Date in any calculation of interest rates in respect of floating interest rate obligations; provided, however, that if such Person or any Restricted Subsidiary of such Person shall have acquired, sold or otherwise disposed of any Material Asset or engaged in an Equity Offering during the four full Quarters for which financial information in respect thereof is available immediately prior to the Transaction Date or during the period from the end of such fourth full Quarter to and including the Transaction Date, the calculation required in clause (i) above will be made giving effect to such acquisition, sale or disposition or the other investment of the Net Available Proceeds of such Equity Offering on a pro forma basis as if such acquisition, sale, disposition or investment had occurred at the beginning of such four full Quarter period without giving effect to clause (iii) of the definition of "Consolidated Net Operating Income" (that is, including in such calculation the Net Income for the relevant prior period of any Person acquired in a pooling of interests transaction, notwithstanding the provisions of said clause (iii)); provided, further, that Fixed Charges of such Person during the applicable period shall not include the amount of consolidated interest expense which is directly attributable to Indebtedness to the extent such Indebtedness is reduced by the proceeds of the incurrence of such Indebtedness which gave rise to the need to calculate the Consolidated Operating Cash Flow Ratio. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company as set forth in an Officers' Certificate, to (i) reflect operating expense reductions reasonably expected to result from the acquisition by the Company of such Material Asset or (ii) eliminate the effect of any extraordinary accounting event with respect to any acquired Person on Consolidated Net Operating Income.

                  "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is located at 60 Wall Street, New York, New York 10005 or at any other time at such other address as the Trustee may designate from time to time by notice to the Holders of Securities.

                  "Credit Agreement" means that certain Amended and Restated Credit Agreement, dated as of February 11, 2003, by and among the Company and the financial institutions party thereto, and each other credit agreement or reimbursement agreement to which the Company is a party from time to time, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, extended, renewed, refunded, replaced, increased or refinanced from time to time.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Defaulted Interest" has the meaning specified in Section
2.11.

                  "Definitive Securities" means certificated Securities that are in the form of the Securities set forth in Article Two hereof, that do not include the information called for by Section 2.07(g)(ii).

                  "Depository" means, with respect to Securities of any series issuable or issued in whole or in part in global form, the Person specified in
Section 2.04 hereof as the Depository with respect to the Securities of such series, until a successor shall have been appointed and become such Depository pursuant to the applicable provisions of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

                  "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

                  "Disqualified Capital Stock", with respect to the Securities of any series, means any Capital Stock of the Company that, either by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of any event or passage of time would be, required to be redeemed or purchased (other than pursuant to an offer to repurchase such Capital Stock following a change of control, which offer may not be completed until 45 days after completion of the Offer described in Section 12.01), including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption, sinking fund or similar payment due, on or prior to the Stated Maturity of the Securities of such series.

                  "Equity Offering" means any public or private sale of Capital Stock (including options, warrants or rights with respect thereto) of the Company, Premcor USA or Premcor Inc.

                  "Euroclear" means the Euroclear Bank S.A./N.V., as operator of the Euroclear system or any successor thereto.

                  "Event of Default" has the meaning as specified in Section
4.01.

                  "Excess Proceeds" has the meaning as specified in Section
9.13.

                  "Exchange Act" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

                  "Exchange Offer" means the offer that may be made by the Company pursuant to a Registration Rights Agreement to exchange Securities not registered pursuant to the Securities Act for Exchange Securities.

                  "Exchange Security" means any Security issued in exchange for another Security pursuant to an Exchange Offer, and registered under the Securities Act, and any Security with respect to which the next preceding Predecessor Security of such Security was an Exchange Security.

                  "Excluded Contribution" means the net cash proceeds received by the Company after the Issue Date from (a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary or to any Company or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock of the Company (other than Disqualified Capital Stock), in each case, designated as Excluded Contributions pursuant to an Officers' Certificate.

                  "Existing Indebtedness" means any Indebtedness of the Company and its Subsidiaries incurred on or outstanding as of the Issue Date and in any event Indebtedness evidenced by the Credit Agreement, the 8 3/8% Notes, the 8 7/8% Senior Subordinated Notes, the Amended and Restated Term Loan Agreement, the 8 5/8% Notes, the Port Arthur Notes, the Guaranty by PACC, Sabine River, Neches River and the Company of the Port Arthur Notes and of PAFC's obligations under the Common Security Agreement and any Financing Documents (as defined in the Common Security Agreement) and the Ohio Water Bonds, whether or not outstanding on the Issue Date.

                  "Fixed Charges" of any Person means, for any period, the sum of (i) consolidated Interest Expense of such Person and its Restricted Subsidiaries, plus (ii) all but the principal component of rentals in respect of consolidated Capitalized Lease Obligations of such Person and its Restricted Subsidiaries paid, accrued or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period, and determined in accordance with GAAP plus (iii) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock of such Person. For purposes of this definition, (a) interest on Indebtedness which accrues on a fluctuating basis for periods succeeding the date of determination shall be deemed to accrue at a rate equal to the average daily rate of interest in effect during such immediately preceding Quarter, and (b) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the chief financial officer, treasurer or controller of such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board).

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entities as have been approved by a significant segment of the accounting profession, as in effect on the Issue Date.

                  "Global Security" means, individually and collectively, each of the Restricted Global Securities and the Unrestricted Global Securities, in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

                  "Global Security Legend" means the legend set forth in Section 2.07(g)(ii), which is required to be placed on all Global Securities issued under this Indenture.

                  "Guaranty" means a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "Holder" means a Person in whose name a Security is registered in the Security Register.

                  "IAI Global Security" means the Global Security in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee and that will be issued in a denomination equal to the outstanding principal amount of the Securities sold to Institutional Accredited Investors that are not also QIBs.

                  "Indebtedness" with respect to any Person, means any indebtedness, including, in the case of the Company, the indebtedness evidenced by the Securities, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to Capital Leases) (except any such balance that constitutes a trade payable in the ordinary course of business that is not overdue by more than 90 days from the invoice date or is being contested in good faith), if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP, and shall also include, to the extent not otherwise included, the Guaranty of Indebtedness of other Persons not included in the financial statements of the Company, the maximum fixed redemption or repurchase price of Disqualified Capital Stock (or if not redeemable or subject to repurchase, the issue price) and the maximum fixed redemption or repurchase price (or if not redeemable or subject to repurchase, the issue price) of Preferred Stock issued by any Restricted Subsidiary of the Company to any Person other than to the Company or a Restricted Subsidiary.

                  "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument, and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

                  "Indirect Participant" means a Person who holds a beneficial interest in a Global Security through a Participant.

                  "Initial Purchaser" means an entity that purchases Securities directly from the Company on the Issue Date.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Interest Expense" of any Person means, for any period, the aggregate amount of interest expense in respect of Indebtedness (excluding the amortization of debt issuance expense relating to the Securities, the 8 3/8% Notes, the 8 7/8% Senior Subordinated Notes, the 8 5/8% Notes, the Port Arthur Notes and the Indebtedness under the Amended and Restated Term Loan Agreement, but including without limitation or duplication (i) amortization of debt issuance expense with respect to other Indebtedness, (ii) amortization of original issue discount on any

Indebtedness and (iii) the interest portion of any deferred payment obligation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financings and the net cost associated with Interest Swap Obligations) paid, accrued or scheduled to be paid or accrued by such Person during such period, determined in accordance with GAAP.

                  "Interest Payment Date" when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

                  "Interest Swap Obligations" means, when used with reference to any Person, the obligations of such person under (i) interest rate swap agreements, interest rate exchange agreements, interest rate cap agreements, and interest rate collar agreements, (ii) commodity swap agreements and commodity exchange agreements, (iii) currency swap agreements and currency exchange agreements and (iv) other similar agreements or arrangements, which are, in each such case, designed solely to protect such Person against fluctuations in interest rates, currency or commodity exchange rates.

                  "Investment" means, when used with reference to any Person, any direct or indirect advances, loans or other extensions of credit or capital contributions by such Person to (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise), or purchases or acquisitions by such Person of Capital Stock, bonds, notes, debentures or other securities issued by, any other Person or any Guaranty or assumption of any liability (contingent or otherwise) by such Person of any Indebtedness or Obligations of any other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "Investment Grade" means (i) a Moody's rating of Baa3 or higher and an S&P rating of at least BB+ or (ii) a Moody's Rating of Ba1 or higher and an S&P Rating of at least BBB- or, in each case, if either Moody's or S&P shall change its rating system, equivalent ratings.

                  "Investment Grade Rating Event" means the first day on which the Securities have been assigned an Investment Grade rating by Moody's or S&P.

                  "Issue Date" means, with respect to any series, the first date on which Securities of such series are initially issued.

                  "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Securities of any series for use by such Holders in connection with the Exchange Offer.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind (except for taxes not yet owing) in respect of such asset, whether or not filed, retention agreement, any lease in the nature thereof, any option or other agreement to sell and, with respect to which, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

                  "Material Asset" means, with respect to the Company or any Restricted Subsidiary of the Company, any asset, related group of assets, business or division of the Company or any Restricted Subsidiary (including any Capital Stock of any Restricted Subsidiary) which (i) for the most recent fiscal year of the Company, accounted or would have accounted for more than 3% of the consolidated revenues of the Company or (ii) as at the end of such fiscal year, represented or would have represented more than 3% of the consolidated assets of the Company or had a fair market value in excess of $10 million, all as shown
(x) with respect to any sale or disposition, on the consolidated financial statements of the Company for such fiscal year or such shorter period as such assets, business or divisions were owned by the Company or any Restricted Subsidiary and (y) with respect to any acquisition, on consolidated pro forma financial statements of the Company for the four full Quarters for which financial information in respect thereof is available immediately prior to such acquisition, giving effect thereto on a pro forma basis as if such acquisition had occurred at the beginning of such four full Quarters.

                  "Maturity" means, when used with respect to any Security, the date on which the principal of such Security becomes due and payable as provided herein, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "MSCG Arrangements" means the crude oil supply arrangements that may be entered into by Morgan Stanley Capital Group Inc. and Premcor Inc. or one of Premcor Inc.'s Affiliates, in connection with the Company's acquisition of the Memphis refinery and the related supply and distribution assets from The Williams Companies, Inc. and certain of its Subsidiaries.

                  "Net Available Proceeds" means cash or readily marketable cash equivalents received by any Person (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) net of (i) all legal and accounting expenses, commissions and other fees and expenses incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such issuance, and (ii) all payments made by such Person or its Subsidiaries on any Indebtedness which must, in order to obtain a necessary consent to such issuance or by applicable law, be repaid out of the proceeds from such issuance.

                  "Neches River" means Neches River Holding Corp., a Delaware corporation and an indirect Subsidiary of the Company.

                  "Net Income" of any Person for any period means the net income
(loss) from continuing operations of such Person for such period, determined in accordance with GAAP.

                  "Non-Recourse Debt" means Indebtedness as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender.

                  "Non-U.S. Person" means a Person who is not a U.S. Person.

                  "Obligations" means any principal (and premium, if any), interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offer to Purchase" has the meaning as specified in Section 10.08.

                  "Officers' Certificate" means a certificate signed by at least two officers of the Company, one signature being that of the Chairman of the board, a Vice Chairman of the board, the Chief Executive Officer, the President or a Vice President, and the other signature being that of the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 9.04 shall be the principal executive, financial or accounting officer of the Company.

                  "Ohio Water Bonds" means the Company's Ohio Water Development Authority Environmental Facilities Revenue Bonds due 2031.

                  "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and whose opinion is reasonably acceptable to the Trustee.

                  "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to
Section 4.02.

                  "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                  (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                  (iii) Securities as to which defeasance has been effected pursuant to Section 13.02; and

                  (iv) Securities which have been paid pursuant to Section 2.08 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 4.02, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 2.02, (C) the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 2.02, of the principal amount of such Security (or, in the case of a Security described in Clause (A) or (B) above, of the amount determined as provided in such Clause), and (D) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver, or other action hereunder, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

                  "PACC" means Port Arthur Coker Company L.P., a Delaware limited partnership and an indirect Subsidiary of the Company.

                  "PAFC" means Port Arthur Finance Corp., a Delaware corporation and an indirect Subsidiary of the Company.

                  "Participant" means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

                  "Paying Agent" means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company. The Company initially appoints the Trustee as Paying Agent.

                  "Permitted Indebtedness" means Indebtedness incurred by the Company or its Restricted Subsidiaries:

                  (i) to renew, extend, refinance or refund Indebtedness that is permitted to be incurred pursuant to the Consolidated Operating Cash Flow Ratio test set forth in Section 9.10 or clauses (ii) through (iv) and (x) below; provided, however, that such Indebtedness does not exceed the principal amount of the Indebtedness so renewed, extended, refinanced or refunded plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company or such Restricted Subsidiary as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company or such Restricted Subsidiary incurred in connection with such refinancing; and provided, however, that Indebtedness the proceeds of which are used to refinance or refund such Indebtedness shall only be permitted if (A) in the case of any refinancing or refunding of Indebtedness that is pari passu with the Securities of any series the refinancing or refunding Indebtedness is made pari passu with the Securities of such series or subordinated to the Securities of such series, (B) in the case of any refinancing or refunding of Indebtedness that is subordinated to the Securities of any series the refinancing or refunding Indebtedness is made subordinated to the Securities of such series at least to the same extent as such Indebtedness being refinanced or refunded was subordinated to the Securities of such series and (C) in the case of the refinancing or refunding of Indebtedness that is subordinated to the Securities of any series, the refinancing or refunding Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, (x) does not provide for payments of principal of such Indebtedness at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company or such Restricted Subsidiary (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder), in each case prior to the final stated maturity of the Indebtedness being refinanced or refunded and (y) does not permit redemption or other retirement (including pursuant to an Offer to Purchase made by the Company or such Restricted Subsidiary) of such Indebtedness at the option of the holder thereof prior to the final stated maturity of the Indebtedness being refinanced or refunded (other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to an Offer to Purchase made by the Company or such Restricted Subsidiary), which is conditioned upon the change of control of the Company or such Restricted Subsidiary);

                  (ii) arising from time to time under the Credit Agreement in an aggregate principal amount which, together with the principal component of any obligations under clause (x) below, do not exceed the greater of (a) $850 million at any one time outstanding less the aggregate amount of all proceeds of all Asset Dispositions that have been applied since the Issue Date to permanently reduce the outstanding amount of such Indebtedness and (b) the amount of the Borrowing Base as of such date (calculated on a pro forma basis after giving effect to such borrowing and the application of the proceeds therefrom);

                  (iii) outstanding or incurred on the Issue Date;

                  (iv) evidenced by trade letters of credit incurred in the ordinary course of business not to exceed $20 million in the aggregate at any time;

                  (v) between or among the Company and/or its Restricted Subsidiaries;

                  (vi) which is Subordinated Indebtedness in an amount not to exceed $200 million;

                  (vii) arising out of Sale and Leaseback Transactions or Capitalized Lease Obligations relating to computers and other office equipment and elements, catalysts or other chemicals used in connection with the refining of petroleum or petroleum by-products;

                  (viii)   arising out of Interest Swap Obligations;

                  (ix)     in connection with capital projects qualifying under
Section 142(a) (or any successor provision) of the Internal Revenue Code of 1986, as amended, in an amount not to exceed $75 million in the aggregate at any time;

                  (x) obligations of the Company or any Restricted Subsidiary in connection with any Qualified Securitization Transaction in a principal amount which, together with any principal amount under clause (ii) above, does not exceed the greater of (a) $700 million at any one time outstanding less the aggregate amount of all proceeds of all Asset Dispositions that have been applied since the Issue Date to permanently reduce the outstanding amount of such Indebtedness and (b) the amount of the Borrowing Base as of such date (calculated on a pro forma basis after giving effect to such borrowing and the application of the proceeds therefrom);

                  (xi) any guarantee by the Company of Indebtedness of any of its Restricted Subsidiaries so long as the incurrence of such Indebtedness is permitted to be incurred under Section 9.10;

                  (xii) or preferred stock of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into the Company or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that such Indebtedness or preferred stock is not incurred in contemplation of such acquisition or merger; and provided further that after giving effect to such acquisition or merger either (A) the Company would be permitted to incur at least $1.00 of additional Indebtedness under the Consolidated Operating Cash Flow Ratio test set forth in Section 9.10 or (B) the Company's Consolidated Operating Cash Flow Ratio is equal to or greater than such ratio immediately prior to such acquisition or merger;

                  (xiii) in an amount not greater than twice the aggregate amount of cash contributions made to the capital of the Company;

                  (xiv) that may arise out of, or in connection with, the MSCG Arrangements to the extent that such Indebtedness is reflected as a liability on the Company's balance sheet;

                  (xv) permitted under Sections 4.01(s) and 4.02(g) of the Common Security Agreement; and

                  (xvi) in addition to Indebtedness permitted by clauses (i) through (xv) above, Indebtedness not to exceed on a consolidated basis for the Company and its Restricted Subsidiaries at any time $75 million.

                  "Permitted Liens" means

                  (i)      Liens in favor of the Company;

                  (ii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company;

                  (iii) Liens on property existing at the time of acquisition thereof by the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

                  (iv) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                  (v)      Liens existing on the Issue Date;

                  (vi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

                  (vii) Liens imposed by law, such as mechanics', carriers', warehousemen's, materialmen's, and vendors' Liens, incurred in good faith in the ordinary course of business with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

                  (viii) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property or minor irregularities of title incident thereto that do not, in the aggregate, materially detract from the value of the property or the assets of the Company or impair the use of such property in the operation of the Company's business;

                  (ix) judgment Liens to the extent that such judgments do not cause or constitute a Default or an Event of Default;

                  (x) Liens to secure the payment of all or a part of the purchase price of property or assets acquired or the construction costs of property or assets constructed in the ordinary course of business on or after the Issue Date, provided that (a) such property or assets are used in the Principal Business of the Company, (b) at the time of incurrence of any such Lien, the aggregate principal amount of the obligations secured by such Lien shall not exceed the lesser of the cost or fair market value of the assets or property (or portions thereof) so acquired or constructed, (c) each such Lien shall encumber only the assets or property (or portions thereof) so acquired or constructed and shall attach to such assets or property within 180 days of the purchase or construction thereof and (d) any Indebtedness secured by such Lien shall have been permitted to be incurred under the covenant set forth in Section 9.10;

                  (xi) Liens incurred in the ordinary course of business of the Company with respect to obligations that do not exceed 5% of Consolidated Net Tangible Assets at any one time outstanding;

                  (xii) Liens incurred in connection with Interest Swap Obligations;

                  (xiii) Liens on any Securitization Program Assets in connection with any Qualified Securitization Transaction;

                  (xiv) Liens of PAFC or PACC that are Permitted Liens within the meaning of the Common Security Agreement; and

                  (xv) Liens to secure obligations owing from time to time under the Credit Agreement and Guaranties thereof.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, estate, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

                  "Place of Payment" means, when used with respect to Securities of any series, the place or places where the principal of and premium and interest on the Securities of such series are payable as contemplated by Section 2.02.

                  "Port Arthur Notes" means the 12 1/2% Senior Notes due 2009 of PAFC.

                  "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.08 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

                  "Preferred Stock" means any share of Capital Stock of any Person in respect of which the holder thereof is entitled to receive payment before any other payment is made with respect to any other Capital Stock of such Person.

                  "Premcor Inc." means Premcor Inc., a Delaware corporation and the direct parent of Premcor USA.

                  "Premcor USA" means Premcor USA Inc., a Delaware corporation and the direct parent of the Company.

                  "Premcor USA Debentures" means the 11 1/2% Subordinated Exchange Debentures due 2009 of Premcor USA issued on April 1, 2002.

                  "Principal Business" means, with respect to the Company and its Restricted Subsidiaries, (i) the business of the acquisition, processing, marketing, refining, storage and/or transportation of hydrocarbons and/or royalty or other interests in crude oil or associated products related thereto,
(ii) the acquisition, operation, improvement, leasing and other use of convenience stores, retail service stations, truck stops and other public accommodations in connection therewith, (iii) any business engaged in by the Company or its Restricted Subsidiaries on the Issue Date, and (iv) any activity or business that is a reasonable extension, development or expansion of, or reasonably related to, any of the foregoing.

                  "Principal Property" means (i) any refinery and related pipelines, terminalling and processing equipment or (ii) any other real property or marketing assets or related group of such assets of the Company having a fair market value in excess of $20 million.

                  "Private Placement Legend" means the legend set forth in
Section 2.07(g)(i) to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

                  "Purchase Agreement" means, with respect to the Securities of any series, the agreement between the Company, on the one hand, and the Initial Purchasers with respect to such Securities, on the other hand, setting forth the terms and conditions for the initial offer and sale of such Securities.

                  "Purchase Date" has the meaning as specified in Section 10.08.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company or any Subsidiary pursuant to which the Company or any Subsidiary may sell, convey, grant a security interest in or otherwise transfer to a Securitization Special Purpose Entity, and such Securitization Special Purpose Entity may sell, convey, grant a security interest in, or otherwise transfer to any other Person, any Securitization Program Assets (whether now existing or arising in the future).

                  "Quarter" means a fiscal quarterly period of the Company.

                  "Rating Agencies" means, with respect to the Securities of any series, (i) S&P and Moody's or (ii) if S&P or Moody's or both of them are not making ratings of the Securities of such series publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P or Moody's or both, as the case may be.

                  "Rating Decline" means, with respect to a series of Securities, that at any time within 90 days (which period shall be extended so long as the rating of the Securities of such series is under publicly announced consideration for possible downgrade by any Rating Agency) after the date of public notice of a Change of Control, or of the intention of the Company or of any Person to effect a Change of Control, the rating of the Securities of such series is decreased by both Rating Agencies by one or more categories and the ratings on the Securities of such series following such downgrade is below Investment Grade.

                  "Receivables" means all rights of the Company or any Subsidiary of the Company to payments (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise, and including the right to payment of any interest or finance charges), which rights are identified in the accounting records of the Company or such Subsidiary as accounts receivable.

                  "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

                  "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

                  "Registered Securities" means all Securities sold pursuant to an effective registration statement under the Securities Act.

                  "Registration Rights Agreement" means, with respect to Securities of any series, the Registration Rights Agreement between the Company and the Initial Purchasers under the Purchase Agreement in respect of the Securities of such series.

                  "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated in Section 2.02.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Regulation S Permanent Global Security" means a permanent Global Security in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee, and issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Security upon expiration of the Restricted Period and authenticated as provided in Section 2.03 hereof.

                  "Regulation S Temporary Global Security" means a temporary Global Security in the form of Exhibit A hereto bearing the Regulation S Temporary Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities of any series initially sold in reliance on Rule 903 of Regulation S.

                  "Regulation S Temporary Global Security Legend" means the legend set forth in Section 2.07(g)(iii), which is required to be placed on all Regulation S Temporary Global Securities issued under this Indenture.

                  "Responsible Officer" shall mean when used with respect to the Trustee, any officer within the Corporate Trust Office including any Vice President, Managing Director, Assistant Vice President, Secretary, Assistant Secretary or Assistant Treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

                  "Restricted Debt Prepayment" means any purchase, redemption, defeasance (including, but not limited to, covenant or legal defeasance) or other acquisition or retirement for value (collectively a "prepayment") (other than in connection with a concurrent issuance of pari passu or Subordinated Indebtedness), directly or indirectly, by the Company or a Restricted Subsidiary, prior to the scheduled maturity on or prior to any scheduled repayment of principal (and premium, if any) or sinking fund payment, in respect of Indebtedness of the Company (other than the Securities of any series) which is subordinate in right of payment to the Securities of any series.

                  "Restricted Definitive Security" means a Definitive Security bearing the Private Placement Legend.

                  "Restricted Global Security" means a Global Security bearing the Private Placement Legend.

                  "Restricted Investment" means any direct or indirect Investment by the Company or any Restricted Subsidiary of the Company in (i) any Affiliate of the Company which is not a Restricted Subsidiary of the Company and
(ii) any Unrestricted Subsidiary of the Company, other than direct or indirect investments in any pipeline company in which the Company or any of its Restricted Subsidiaries now owns or hereafter acquires any interest; provided that the aggregate amount of Investments made by the Company or any of its Restricted Subsidiaries in any such pipeline company shall not exceed $25 million in the aggregate at any one time outstanding; provided further, that any Investment in a Securitization Special Purpose Entity in connection with a Qualified Securitization Transaction shall not be a Restricted Investment.

                  "Restricted Payment" means (i) any Stock Payment, (ii) any Restricted Investment, or (iii) any Restricted Debt Prepayment. Notwithstanding the foregoing, Restricted Payments shall not include (a) payments by the Company to any Restricted Subsidiary of the Company, and (b) payments by any Restricted Subsidiary of the Company to the Company or any other Restricted Subsidiary of the Company.

                  "Restricted Period" means, with respect to Securities of any series, the period of 40 consecutive days beginning on and including the later of (i) the date when the Securities of such series are first offered to Persons (other than distributors, as defined in Regulation S) in reliance upon Regulation S, and (ii) the Issue Date for Securities of such series.

                  "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not (i) an Unrestricted Subsidiary or (ii) a direct or indirect Subsidiary of an Unrestricted Subsidiary.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "S&P" means Standard & Poor's Rating Services and its successors.

                  "Sabine River" means Sabine River Holding Corp., a Delaware corporation and a direct Subsidiary of the Company.

                  "Sabine River LLC" means Sabine River LLC, a Delaware limited liability company and an indirect Subsidiary of the Company.

                  "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 365 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

                  "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securitization Program Assets" means (a) all Receivables and inventory which are described as being transferred by the Company or any Subsidiary of the Company pursuant to documents relating to any Qualified Securitization Transaction, (b) all Securitization Related Assets, and (c) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses.

                  "Securitization Related Assets" means (i) any rights arising under the documentation governing or relating to Receivables (including rights in respect of Liens securing such Receivables and other credit support in respect of such Receivables) or to inventory, (ii) any proceeds of such Receivables or inventory and any lockboxes or accounts in which such proceeds are deposited, (iii) spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with a Qualified Securitization Transaction, (iv) any warranty, indemnity, dilution and other intercompany claim arising out of the documents relating to such Qualified Securitization Transaction and (v) other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable or inventory.

                  "Securitization Special Purpose Entity" means a Person (including, without limitation, a Subsidiary of the Company) created in connection with the transactions contemplated by a Qualified Securitization Transaction, which Person engages in no activities other than those incidental to such Qualified Securitization Transaction.

                  "Security Custodian" means the Trustee, as custodian with respect to the Global Securities, or any successor entity thereto.

                  "Security Register" and "Security Registrar" have the respective meanings specified in Section 2.04.

                  "Shareholder/Affiliate Transaction" has the meaning as specified in Section 9.09.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

                  "Special Interest" has the meaning as specified in the first paragraph of Exhibit A attached hereto.

                  "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Company with the consent of the Trustee pursuant to the third paragraph of Exhibit A attached hereto.

                  "Stated Maturity" when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest thereon is due and payable.

                  "Stock Payment" means, with respect to the Company, any dividend, either in cash or in property (except dividends payable in Capital Stock of the Company which is not convertible into Indebtedness), on, or the making by the Company of any other distribution in respect of, its Capital Stock, now or hereafter outstanding, or the redemption, repurchase, retirement, defeasance or any acquisition for value by the Company, directly or indirectly, of its Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of its Capital Stock, now or hereafter outstanding (other than in exchange for the Company's Capital Stock (other than Disqualified Capital Stock) or options, warrants or other rights to purchase the Company's Capital Stock (other than Disqualified Capital Stock)).

                  "Subordinated Indebtedness" means, with respect to the Securities of any series, any Indebtedness of the Company which is subordinated in right of payment to the Securities of such series and with respect to which no payments of principal (by way of sinking fund, mandatory redemption, maturity or otherwise), including, without limitation, at the option of the holder thereof (other than pursuant to an offer to repurchase such Subordinated Indebtedness following a change of control, which offer may not be completed until 45 days after completion of the Offer to Purchase described in Section 12.01) are required to be made by the Company at any time prior to the Stated Maturity of such Securities.

                  "Subsidiary" of any Person means (i) a corporation more than 50% of the total voting power of all classes of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and the power to direct the policies, management and affairs thereof.

                  "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

                  "Transaction Date" means the date on which the Indebtedness giving rise to the need to calculate the Consolidated Operating Cash Flow Ratio was incurred or the date on which, pursuant to the terms of this Indenture, the transaction giving rise to the need to calculate the Consolidated Operating Cash Flow Ratio occurred.

                  "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.07(g)(i) hereof.

                  "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the Issue Date; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                  "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                  "Unrestricted Definitive Security" means one or more Definitive Securities that do not bear and are not required to bear the Private Placement Legend.

                  "Unrestricted Global Security" means a permanent Global Security in the form of Exhibit A attached hereto that bears the Global Security Legend and that has the "Schedule of Exchanges of Interests in the Global Security" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depository, representing a series of Securities that do not bear and are not required to bear the Private Placement Legend.

                  "Unrestricted Subsidiary" means any Subsidiary that is designated by the board of directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such
Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; and (b) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Capital Stock (including options, warrants or other rights to acquire Capital Stock) or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results. The board of directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under
Section 9.10 hereof, and (ii) no Default or Event of Default would be in existence following such designation.

                  "U.S. Person" means a U.S. person as defined in Rule 902(k) under the Securities Act.

                  "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

Section 1.02.     Compliance Certificates and Opinions

                  Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

                  (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03.     Form of Documents Delivered to Trustee

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04.     Acts of Holders; Record Dates

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 6.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

                  (d) The ownership of Securities shall be proved by the Security Register.

                  (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.05.     Notices, Etc., to Trustee and Company

                  Any request, demand, authorization, direction, notice, consent, waiver or act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                  (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention:
Corporate Trust and Agency Services, with a copy to Deutsche Bank Trust Company Americas, 280 Park Avenue, 9/th/ Floor, New York, NY 10017 or

                  (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited, in the mail with first-class postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by recognized overnight courier guaranteeing next-day delivery; provided that notice to the Trustee shall be deemed given only when received by the Trustee.

Section 1.06.     Notice to Holders; Waiver

                  Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited, in the mail with first-class postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by recognized overnight courier guaranteeing next-day delivery; provided that notice to the Trustee shall be deemed given only when received by the Trustee.

Section 1.07.     Conflict with Trust Indenture Act

                  If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 1.08.     Effect of Headings and Table of Contents

                  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.09.     Successors and Assigns

                  All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10.     Separability Clause

                  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11.     Benefits of Indenture

                  Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12.     Governing Law

                  THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF).

Section 1.13.     Legal Holidays

                  In any case where any Redemption Date, Purchase Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Redemption Date, Purchase Date or at the Stated Maturity.

Section 1.14.     No Recourse Against Others

                  A director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

                                   ARTICLE 2.

                                 THE SECURITIES

Section 2.01.     Form and Dating

                  The Securities of each series and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, or in such other form as shall be established by or pursuant to authorization provided by a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters,

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numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depository therefor or as may, consistent herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken pursuant to authorization provided by a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 2.03 for the authentication and delivery of such Securities. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities will be issued in registered form, without coupons. Unless otherwise provided pursuant to Section 2.02(i), the Securities of any series will be issued only in denominations of $1,000 and integral multiples of $1,000, provided, however, that prior to the date of the Exchange Offer, all Institutional Accredited Investors that are not also QIBs must hold the Securities only in denominations of $100,000 or more and integral multiples of $1,000.

                  The terms and provisions contained in the Securities of each series shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  Global Securities. Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Security Legend thereon and the "Schedule of Exchanges of Interests in the Global Securities" attached thereto). Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Security Legend thereon and without the "Schedule of Exchanges of Interests in the Global Securities" attached thereto). Each Global Security shall represent such of the outstanding Securities of such series as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities of such series from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities of such series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities of such series represented thereby shall be made by the Trustee or the Security Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder of Securities of such series thereof as required by Section
2.07 hereof.

                  Temporary Global Securities. Securities offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Security, which shall be deposited upon issuance on behalf of the purchasers of the Securities represented thereby with the Trustee, at its New York office, as custodian for the Depository, and registered in the name of the Depository or the nominee of the Depository for credit to the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Upon the last to occur of

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                  (i)  the expiration of the Restricted Period and

                  (ii) the receipt by the Trustee of

                       (a) copies of certificates from Euroclear and Clearstream
                           certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Security (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Security or an IAI Global Security bearing a Private Placement Legend, all as contemplated by Section 2.07(b)(ii) hereof), and

                       (b) an Officers' Certificate from the Company stating
                           that all conditions precedent to the issuance of the Regulation S Permanent Global Security have been satisfied,

beneficial interests in a Regulation S Temporary Global Security of a series shall be exchanged for beneficial interests in Regulation S Permanent Global Securities of the same series pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Securities, the Trustee shall cancel the Regulation S Temporary Global Security of such series. The aggregate principal amount of the Regulation S Temporary Global Security and the Regulation S Permanent Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

                  Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Security and the Regulation S Permanent Global Securities that are held by Participants through Euroclear or Clearstream.

Section 2.02.     Amount Unlimited; Issuable in Series

                  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

                  The Securities may be issued in one or more series. There shall be established in or pursuant to authorization provided in a Board Resolution and, subject to Section 2.03, set forth, or determined in the manner provided, in an Officers' Certificate of the Company or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

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               (a) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

               (b) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 2.07, 2.08, 2.09, 8.06 or 10.07 and except for any Securities which, pursuant to Section 2.03, are deemed never to have been authenticated and delivered hereunder);

               (c) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest;

               (d) the date or dates on which the principal of any Securities of the series is payable;

               (e) the rate or rates at which any Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable, the Regular Record Date for any such interest payable on any Interest Payment Date and the basis on which interest on the Securities of the series shall be calculated if other than on the basis of a 360-day year of twelve 30-day months;

               (f) the place or places where the principal of and any premium and interest on any Securities of the series shall be payable;

               (g) the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;

               (h) the obligation, if any, of the Company to redeem or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

               (i) if a Definitive Security and denominations will be other than of $100,000 and integral multiples of $1,000 in excess thereof, the denominations in which Definitive Securities of the series shall be issuable; or if other than a Definitive Security and denominations will be other than of $1,000

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

          and any integral multiple thereof, the denominations in which any such Securities of the series shall be issuable;

               (j) if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

               (k) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of "Outstanding" in Section 1.01;

               (l) if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

               (m) if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 4.02;

               (n) if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

               (o) if applicable, that the Securities of the series, in whole or any specified part, shall be defeasible pursuant to Section 13.02 or
          Section 13.03 or both such Sections and, if other than by a Board Resolution, the manner in which any election by the Company to defease such Securities shall be evidenced;

               (p) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, which shall be DTC if no Depository is specified, the form of any legend or legends which shall

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

          be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.07(g)(ii), whether such Global Securities shall be in the form of Transfer Restricted Securities and any circumstances in addition to or in lieu of those set forth in Section 2.07(a) in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depository for such Global Security or a nominee thereof;

               (q) any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 4.02;

               (r) whether and under what circumstances the Company will pay additional amounts on the Securities of the series held by a person who is not a U.S. person in respect of taxes or similar charges withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts;

               (s) the obligation, if any, of the Company to permit the conversion or exchange of the Securities of any series into other securities (whether or not issued by, or the obligation of, the Company), and the terms and conditions upon which such conversion or exchange shall be effected (including, without limitation, the initial conversion or exchange price or rate, the conversion or exchange period and any other provisions in addition to or in lieu of those set forth in this Indenture relative to such obligation);

               (t) any addition to or change in the covenants set forth in Article Nine which applies to Securities of the series; and

               (u) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 8.01(9)).

               All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to authorization referred to above and (subject to Section 2.03) set forth, or determined in the manner provided, in the Officers' Certificate referred to above or in any such indenture supplemental hereto.

               All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series ("Additional Securities"). Additional Securities shall vote (or consent) as a class with the original securities of such series and otherwise be treated as such Securities for all purposes of this Indenture.

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

                  If any of the terms of the series are established by action taken pursuant to authorization provided by a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

Section 2.03.     Execution and Authentication

                  An Officer shall sign the Securities for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security shall nevertheless be valid.

                  A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate (i) Securities for original issue up to the aggregate principal amount stated in paragraph 1 of the Securities and (ii) Additional Securities from time to time for original issue in aggregate principal amounts specified by the Company pursuant to Section 2.02, in each case, upon a written order of the Company signed by two Officers (an "Authentication Order"), and, in the case of clause (ii), upon receipt by the Trustee of an Opinion of Counsel confirming that the Holders of the Outstanding Securities of the affected series will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Additional Securities were not issued. The Authentication Order shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated and shall state, in the case of any Additional Securities, that the issuance of such Additional Securities does not contravene any provision of Article 9 of this Indenture.

                  Except as provided in Section 2.08 hereof, the aggregate principal amount of Securities of any series outstanding at any time may not exceed any limit upon the maximum principal amount for such series set forth in the Board Resolution, Officers' Certificate, or supplemental indenture pursuant to Section 2.02 or in any additional Board Resolution, Officers' Certificate or supplemental indenture which shall reopen a series of Securities pursuant to
Section 2.02.

Section 2.04.     Registrar and Paying Agent

                  The Company shall maintain an office or agency where Securities of each series may be presented for registration of transfer or for exchange ("Security Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Security Registrar shall keep a register of the Securities and of their transfer and exchange (the "Security Register"). The Company may appoint one or more co-security registrars and one or more additional paying agents. The term "Security Registrar" includes any co-security registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any

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

Paying Agent or Security Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Security Registrar or Paying Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Security Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Security Registrar.

                  The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Securities.

                  The Company initially appoints the Trustee to act as the Security Registrar and Paying Agent and to act as Security Custodian with respect to the Global Securities.

Section 2.05.     Paying Agent to Hold Money in Trust

                  The Company shall require each Paying Agent other than the Trustee, in respect of any series, to agree in writing that the Paying Agent will hold in trust for the benefit of Holders of Securities of such series or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Securities of such series, and will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Securities.

Section 2.06.     Holder Lists

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Security Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date for Securities of each series and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Securities of such series and the Company shall otherwise comply with TIA (S) 312(a).

Section 2.07.     Transfer and Exchange

                  (a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. All Global Securities of a series (except the Regulation S Temporary Global Security) will be exchanged by the Company for Definitive Securities of the same series if (i) the

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

Company delivers to the Trustee written notice from the Depository that it is unwilling or unable to continue to act as Depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company within 120 days after the date of such notice from the Depository, (ii) the Company in its sole discretion determines that the Global Securities of such series (in whole but not in part) should be exchanged for Definitive Securities and delivers a written notice to such effect to the Trustee or (iii) there has occurred and is continuing a Default or an Event of Default. Upon the occurrence of either of the preceding events in (i), (ii) or (iii) above, Definitive Securities of the same series shall be issued in such names as the Depository shall instruct the Trustee. In addition, beneficial interests in a Global Security may be exchanged for Definitive Securities upon request but only upon at least 20 days' prior written notice given to the Trustee by or on behalf of the Depository in accordance with the Applicable Procedures. Global Securities of a series also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.09 hereof. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security of the same series or any portion thereof, pursuant to this
Section 2.07 or Section 2.08 or 2.09 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security of any series may not be exchanged for another Security other than as provided in this Section 2.07(a); however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.07(b), (c) or (f) hereof.

                  (b) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities of a series shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities of a series shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities of a series also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                      (i) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security of a series may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that transfers of beneficial interests in the Regulation S Temporary Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Security of a series may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of the same series. No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 2.07(b)(i).

                      (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Security Registrar either (A) (1) a written order from a Participant or

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         an Indirect Participant given to the Depository in accordance with the
         Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Security of the same series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depository to the Security Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in
         (1) above; provided that in no event shall Definitive Securities be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Security of a series prior to (x) the expiration of the Restricted Period in respect of the Securities of that series and (y) the receipt by the Security Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer in respect of Securities of any series by the Company in accordance with Section 2.07(f) hereof, the requirements of this Section 2.07(b)(ii) shall be deemed to have been satisfied upon receipt by the Security Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Securities of such series. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities of a series contained in this Indenture and the Securities of such series or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Securities of such series pursuant to Section 2.07(h) hereof.

                      (iii) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security of a series may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security of the same series if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Security Registrar receives the following:

                            (A) if the transferee will take delivery in the form
               of a beneficial interest in the 144A Global Security, a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof, delivered by the Transferor;

                            (B) if the transferee will take delivery in the form
               of a beneficial interest in the Regulation S Temporary Global Security or the Regulation S Permanent Global Security, a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof, delivered by the Transferor; provided, however, that if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream; and

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

                            (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Security, a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable, delivered by the Transferor.

                      (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in the Unrestricted Global Security. A beneficial interest in any Restricted Global Security of a series may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security of the same series or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of the same series if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and:

                            (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                            (B) such transfer is effected pursuant to the Shelf Registration Statement as defined in and in accordance with the Registration Rights Agreement;

                            (C) such transfer is effected by a broker-dealer (as defined in the Registration Rights Agreement) pursuant to the Exchange Registration Statement as defined in and in accordance with the Registration Rights Agreement; or

                            (D) the Security Registrar receives the following:

                            (1) if the holder of such beneficial interest in a
                    Restricted Global Security of such series proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security of the same series, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                            (2) if the holder of such beneficial interest in a
                    Restricted Global Security of such series proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of the same series, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

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

                  and, in each such case set forth in this subparagraph (D), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Security of the same series has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities of the same series in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                  Beneficial interests in an Unrestricted Global Security of a series cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

                  (c) Transfer or Exchange of Beneficial Interests for Definitive Securities.

                      (i) Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities. If any holder of a beneficial interest in a Restricted Global Security of a series proposes to exchange such beneficial interest for a Restricted Definitive Security of the same series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security of the same series, then, upon receipt by the Security Registrar of the following documentation:

                          (A) if the holder of such beneficial interest in a
                  Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                          (B) if such beneficial interest is being transferred
                  to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                          (C) if such beneficial interest is being transferred
                  to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                          (D) if such beneficial interest is being transferred
                  pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
                  (3)(a) thereof;

               (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

               (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

               (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee (upon written direction of the Security Registrar, if the Security Registrar and Trustee are not the same person) shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security of the same series in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          Notwithstanding Sections 2.07(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Security may not be exchanged for a Definitive Security or transferred to a Person who takes delivery thereof in the form of a Definitive Security.

          (ii) Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. A holder of a beneficial interest in a Restricted Global Security of a series may exchange such beneficial interest for an Unrestricted Definitive Security of the same series or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security of the same series only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange

          Securities or (3) a Person who is an affiliate (as defined in Rule
          144) of the Company;

                (B) such transfer is effected pursuant to the Shelf Registration Statement as defined in and in accordance with the Registration Rights Agreement;

                (C) such transfer is effected by a broker-dealer (as defined in the Registration Rights Agreement) pursuant to the Exchange Registration Statement as defined in and in accordance with the Registration Rights Agreement; or

                (D) the Security Registrar receives the following:

                (1) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Definitive Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                (2) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. If any holder of a beneficial interest in an Unrestricted Global Security of a series proposes to exchange such beneficial interest for a Definitive Security of the same series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security of the same series, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii) hereof, the Trustee shall (upon written direction of the Security Registrar, if the Security Registrar and Trustee are not the same person) cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security of a series issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the

     Security Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iii) shall not bear the Private Placement Legend.

          (d) Transfer and Exchange of Definitive Securities for Beneficial Interests.

              (i) Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Restricted Definitive Security of a series proposes to exchange such Security for a beneficial interest in a Restricted Global Security of the same series or to transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security of the same series, then, upon receipt by the Security Registrar of the following documentation:

                   (A) if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security of the same series, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                   (B) if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                   (C) if such Restricted Definitive Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                   (D) if such Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                   (E) if such Restricted Definitive Security is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
          (3) thereof, if applicable;

                   (F) if such Restricted Definitive Security is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

               (G) if such Restricted Definitive Security is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall (upon written direction of the Security Registrar, if the Security Registrar and Trustee are not the same person) cancel the Restricted Definitive Security of such series, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, the 144A Global Security, in the case of clause (C) above, the Regulation S Permanent Global Security, and in all other cases, the IAI Global Security.

          (ii) Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Definitive Security of a series may exchange such Securities for a beneficial interest in an Unrestricted Global Security of the same series or transfer such Restricted Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of the same series only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of Securities of such series, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement as defined in and in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a broker-dealer (as defined in the Registration Rights Agreement) pursuant to the Exchange Registration Statement as defined in and in accordance with the Registration Rights Agreement; or

               (D) the Security Registrar receives the following:

               (1) if the Holder of such Definitive Securities proposes to exchange such Securities for a beneficial interest in the Unrestricted Global Security of the same series, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
          (1)(c) thereof; or

               (2) if the Holder of such Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security of the same series, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     Upon satisfaction of the conditions of any of the subparagraphs in this
     Section 2.07(d)(ii), the Trustee shall (upon written direction of the Security Registrar, if the Security Registrar and Trustee are not the same person) cancel such Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security of the same series.

               (iii) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security of a series may exchange such Security for a beneficial interest in an Unrestricted Global Security of the same series or transfer such Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of the same series at any time. Upon receipt of a written request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities of the same series.

               If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Security of the same series has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities of such series in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

          (e) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon written request by a Holder of Definitive Securities and such Holder's compliance with the provisions of this Section 2.07(e), the Security Registrar shall register the transfer or exchange of Definitive Securities of the same series. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Security Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

               (i) Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security of a series may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security of the same series if the Security Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transfer will be made pursuant to Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (ii) Restricted Definitive Security to Unrestricted Definitive Securities. Any Restricted Definitive Security of a series may be exchanged by the Holder thereof for an Unrestricted Definitive Security of the same series or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security of the same series if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) any such transfer is effected by a broker-dealer (as defined in the Registration Rights Agreement) pursuant to the Exchange Registration Statement as defined in and in accordance with the Registration Rights Agreement; or

               (D) the Security Registrar receives the following:

               (1) if the Holder of such Restricted Definitive Securities proposes to exchange such Securities for an Unrestricted Definitive Security of the same series, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

               (2) if the Holder of such Restricted Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security of the same series, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

              (iii) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities of a series may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security of the same series. Upon receipt of a request to register such a transfer, the Security Registrar shall register the Unrestricted Definitive Securities of such series pursuant to the instructions from the Holder thereof.

          (f) Exchange Offer. Upon the consummation of the Exchange Offer in respect of the Securities of a series in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.03, the Trustee shall authenticate (i) one or more Unrestricted Global Securities of such series in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities of the same series tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Securities and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Securities of the same series in an aggregate principal amount equal to the principal amount of the Restricted Definitive Securities accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Securities, the Trustee shall (upon written direction of the Security Registrar, if the Security Registrar and Trustee are not the same person) cause the aggregate principal amount of the Restricted Global Securities of such series to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Securities so accepted Definitive Securities of such series in the appropriate principal amount.

          (g) Legends. The following legends shall appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

              (i)   Private Placement Legend.

              (x) Except as permitted by subparagraph (B) below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                  "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

                           (1)      REPRESENTS THAT

                                    (A) IT AND ANY ACCOUNT FOR WHICH IT IS
                           ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,

                                    (B) IT IS AN INSTITUTIONAL "ACCREDITED
                           INVESTOR" (WITHIN THE MEANING OF RULE 501(a)(1), (2),
                           (3) or (7) UNDER THE SECURITIES ACT) (AN
                           "INSTITUTIONAL ACCREDITED INVESTOR"),

                           OR

                                    (C) IT IS NOT A U.S. PERSON (WITHIN THE
                           MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

                           (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT
                  WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

                                    (A) TO THE COMPANY,

                                    (B) PURSUANT TO A REGISTRATION STATEMENT
                           WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

                                    (C) TO A QUALIFIED INSTITUTIONAL BUYER IN
                           COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

                                    (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE
                           WITH RULE 904 OF REGULATION S UNDER THE SECURITIES
                           ACT,

                                    (E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN
                           $100,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR

                           THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE
                           TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE OR THE COMPANY) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY, OR

                                    (F) PURSUANT TO AN EXEMPTION FROM
                           REGISTRATION PROVIDED BY RULE 144 UNDER THE
                           SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                                    PRIOR TO THE REGISTRATION OF ANY TRANSFER IN
                           ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE OR THE COMPANY) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH
                           (2)(E) OR (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

                           (y) Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraphs
         (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f)
         to this Section 2.07 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (ii) Global Security Legend. Except for the Regulation S Temporary Global Security, each Global Security shall bear a legend in substantially the following form:

                  "THIS GLOBAL SECURITY IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE,
                  (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE

                  DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
                  2.10 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

                  (iii) Regulation S Temporary Global Security Legend. The Regulation S Temporary Global Security shall bear a legend in substantially the following form:

                  "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR BENEFICIAL INTERESTS IN THE REGULATION S PERMANENT GLOBAL SECURITY, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN)."

                  (h) Cancellation and/or Adjustment of Global Security. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.10 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security of a series is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities of the same series, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security of the same series, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

                  (i)      General Provisions Relating to Transfers and
Exchanges.

                           (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon the Company's order or at the Security Registrar's written request.

                           (ii) No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.08, 8.06, 9.13, 10.08 and 10.09 hereof).

                           (iii) The Security Registrar shall not be required to register the transfer or exchange of any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

               (iv) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

               (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 10.03 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (c) to register the transfer of or to exchange a Security between a record date and the next succeeding Interest Payment Date.

               (vi) Prior to due presentment for the registration of a transfer of any Security, the Trustee, the Security Registrar, any Paying Agent, Authenticating Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Security Registrar, Paying Agent or Authenticating Agent or the Company shall be affected by notice to the contrary.

               (vii) The Trustee shall authenticate Global Securities and Definitive Securities in accordance with the provisions of Section
          2.03 hereof.

               (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Security Registrar pursuant to this
          Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.08.     Replacement Securities

                  If any mutilated Security of a series is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security of a series, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Security of the same series if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Paying Agent, the Security Registrar and any Authenticating Agent from any loss that any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

                  Every replacement Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

Section 2.09.     Temporary Securities

                  Until Definitive Securities of any series are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a written order of the Company signed by two Officers of the Company. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities in exchange for temporary Securities.

                  Holders of temporary Securities of any series shall be entitled to the same benefits under this Indenture as Definitive Securities of such series and tenor.

Section 2.10.     Cancellation

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Security Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such Securities in accordance with the Trustee's normal procedures as in effect from time to time. Certification of the destruction of all cancelled Securities shall be delivered to the Company. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.11.     Defaulted Interest

                  If the Company defaults in a payment of interest on the Securities of a series, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities of such series and in Section 9.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders of Securities of such series a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.

                           SATISFACTION AND DISCHARGE

Section 3.01.     Satisfaction and Discharge of Indenture

                  This Indenture shall, upon the request of the Company, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                  (1)   either

                  (a) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 9.03) have been delivered to the Trustee for cancellation; or

                  (b) all such Securities not theretofore delivered to the Trustee for cancellation

                  (i)   have become due and payable, or

                  (ii) will become due and payable at their Stated Maturity within one year, or

                  (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                  (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company;

                  (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; and

                  (4) the Trustee shall have received such other documents and assurances as the Trustee shall have reasonably requested.

                  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 5.07, the obligations of the Trustee to any Authenticating Agent under Section 5.14 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 3.02 and the last paragraph of Section 9.03 shall survive.

Section 3.02.     Application of Trust Money

                  Subject to provisions of the last paragraph of Section 9.03, all money deposited with the Trustee pursuant to Section 3.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.

                                   ARTICLE 4.

                                    REMEDIES

Section 4.01.     Events of Default

                  "Event of Default", wherever used herein, with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

                  (2) default in the payment of the principal of (or premium, if any, on) any Security at its Maturity; or

                  (3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

                  (4) failure by the Company to observe or perform any covenant or condition on the part of the Company to be performed or observed pursuant to Section 7.01 hereof; or

                  (5) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Securities other than that series), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (6) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary of the Company (or the payment of which is guaranteed by the Company or a Restricted Subsidiary of the Company), including a default with respect to Securities of any series other than that series, whether such Indebtedness or guarantee now exists or shall be created hereafter, if (a) either (i) such default results from the failure to pay principal (and premium, if any) upon the expressed maturity of such Indebtedness (after the expiration of any applicable grace period) or (ii) as a result of such default the maturity of such Indebtedness has been accelerated prior to its expressed maturity and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which the principal amount unpaid upon its expressed maturity (after the expiration of any applicable grace period), or the maturity of which has been so accelerated, exceeds $25 million; or

                  (7) a final judgment or final judgments (not subject to appeal) for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary of the Company and such judgment or judgments remain unstayed, in effect and unpaid for a period of 60 consecutive days, provided that the aggregate of all such judgments (to the extent not paid or to be paid by insurance) exceeds $50 million; or

                  (8) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Significant Subsidiary of the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary of the Company or of any substantial part of the property of the Company or any Significant Subsidiary of the Company, or ordering the winding up or liquidation of the affairs of the Company or any Significant Subsidiary of the Company, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (9) the commencement by the Company or any Significant Subsidiary of the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Significant Subsidiary of the Company to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any

Significant Subsidiary of the Company, or the filing by the Company or any Significant Subsidiary of the Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or any Significant Subsidiary of the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary of the Company or of any substantial part of their respective property, or the making by the Company or any Significant Subsidiary of the Company of an assignment for the benefit of creditors, or the admission by either the Company or any Significant Subsidiary of the Company in writing of an inability to pay debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary of the Company in furtherance of any such action; or

                  (10) any other Event of Default provided with respect to Securities of that Series.

Section 4.02.     Acceleration of Maturity; Rescission and Annulment

                  If an Event of Default (other than an Event of Default specified in clause 4.01(8) or (9)) with respect to the Securities of any series at the time Outstanding occurs and is continuing, whether or not such Event of Default is an Event of Default with respect to the Securities of any other series at the time Outstanding, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare all of the Securities of that series (or, if any Securities of that series are Original Issue Discount Series, such portion of the principal amount of such Securities as may be specified by the terms thereof) to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

                  In the event of a declaration of acceleration because an Event of Default specified in Section 4.01(6) with respect to Securities of any series at the time Outstanding has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the holders of the Indebtedness which is the subject of such Event of Default have rescinded their declaration of acceleration in respect of such Indebtedness within 90-days thereof and the Trustee has received written notice of such cure, waiver or rescission and no other Event of Default has occurred during such 90-day period which has not been cured or waived. If an Event of Default specified in clauses (8) or (9) of
Section 4.01 with respect to Securities of any series at the time Outstanding (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) occurs, the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

                  (1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

                        (a) all overdue interest, including Special Interest, on all Securities of that series;

                        (b) the principal of and premium, if any, on any Securities of that series which have become due otherwise than by such declaration of acceleration (including any Securities required to have been purchased on the Purchase Date pursuant to an Offer to Purchase made by the Company) and any interest thereon at the rate or rates prescribed therefor in such Securities;

                        (c) to the extent that payment of such interest is lawful, interest upon overdue interest, including Special Interest, and principal (and premium, if any) at the rate or rates prescribed therefor in such Securities; and

                        (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

          and

                  (2) all Events of Default with respect to the Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 4.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 4.03.     Collection of Indebtedness and Suits for Enforcement by
Trustee

                  The Company covenants that if:

                  (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

                  (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof or, with respect to any Security of any series required to have been purchased pursuant to an Offer to Purchase made by the Company, at the Purchase Date thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.

                  If an Event of Default with respect to the Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 4.04.     Trustee May File Proofs of Claim

                  In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with Section 4.06 hereof; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 5.07.

                  No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 4.05.     Trustee May Enforce Claims Without Possession of Securities

                  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 4.06.     Application of Money Collected

                  Any money or other property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or other property on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the payment of all amounts due the Trustee under
         Section 5.07; and

                  SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively.

Section 4.07.     Limitation on Suits

                  No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                        (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

                        (2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                        (3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

                        (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series;

it being understood and intended that not one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 4.08. Unconditional Right of Holders to Receive Principal, Premium and Interest

                  Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 2.11) interest on such Security on the respective Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or in the case of an Offer to Purchase made by the Company and required to be accepted as to such Security, on the Purchase
Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 4.09.     Restoration of Rights and Remedies

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 4.10.     Rights and Remedies Cumulative

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 4.11.     Delay or Omission Not Waiver

                  No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Subject to Section

4.07, every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 4.12.     Control by Holders

                  The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that:

                        (1) such direction shall not be in conflict with any rule of law or with this Indenture,

                        (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

                        (3) the Trustee shall have the right to decline to follow such direction if a Responsible Officer or Officers of the Trustee shall, in good faith, determine that the proceeding so directed would involve the Trustee in personal liability from which it has not been adequately indemnified.

Section 4.13.     Waiver of Past Defaults

                  The Holders of not less than a majority in principal amount of the Outstanding Securities of any series, upon written notice to the Trustee and the Company, may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default:

                        (1) in the payment of the principal of (or premium, if any) or interest on any Security of such series (including any Security which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Company), or

                        (2) in respect of a covenant or provision hereof which under Article Eight cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

                  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 4.14.     Undertaking for Costs

                  In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee or Holders of more than 10% in aggregate principal amount of the outstanding Securities of any series.

Section 4.15.     Waiver of Stay, Extension or Usury Laws

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede pursuant to any such law the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 5.

                                   THE TRUSTEE

Section 5.01.     Certain Duties and Responsibilities

                  The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act provided, however, that if an Event of Default occurs, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 5.01.

Section 5.02.     Notice of Defaults

                  If a default occurs hereunder with respect to the Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in
Section 4.01(5) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

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

Section 5.03.     Certain Rights of Trustee

                  Subject to the provisions of Section 5.01:

                  (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the board of directors of the Company may be sufficiently evidenced by a Board Resolution;

                  (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

                  (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its sole discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

                  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians and nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee appointed with due care by it hereunder;

                  (h) the rights and protections afforded to the Trustee under this Section 5.03 shall be afforded to the Paying Agent, Security Registrar and Authenticating Agent if the Trustee is acting in such capacity; and

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

                  (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

Section 5.04.     Not Responsible for Recitals or Issuance of Securities

                  The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 5.05.     May Hold Securities

                  The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 5.08 and 5.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent, as the case may be.

Section 5.06.     Money Held in Trust

                  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 5.07.     Compensation and Reimbursement

                  The Company agrees:

                  (1) to pay to the Trustee from time to time compensation for all services rendered by it hereunder as agreed in writing between the Company and the Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (2) to reimburse the Trustee upon its request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this indenture (including the compensation and the expenses and disbursements of its agents and counsel and any other persons not regularly in its employ), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith; and

                  (3) to indemnify the Trustee, its officers, directors, employees and agents for, and to hold it harmless against, any and all loss, liability, damage or expense including taxes (excluding income taxes of the Trustee) and the reasonable compensation and expenses and disbursements of its agents and counsel and any other person not regularly in its employ, incurred without gross negligence or bad faith on its part, directly or indirectly arising out of or in connection with the acceptance or administration of the Indenture, the Securities, the issuance of any Securities or series of Securities or the trust or trusts hereunder, including the costs and expenses of any litigation, threatened or otherwise, in connection with the exercise or performance of any of its powers or duties hereunder.

                  As security for the performance of the obligations of the Company under this Section 5.07, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such.

                  The obligations of the Company under this Section 5.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the rejection or termination of this Indenture under bankruptcy law. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities or coupons, and the Securities are hereby subordinated to such senior claim. If the Trustee renders services and incurs expenses following an Event of Default under Section 4.01(8) or
Section 4.01(9) hereof, the parties hereto and the Holders by their acceptance of the Securities hereby agree that such expenses are intended to constitute expenses of administration under any bankruptcy law.

Section 5.08.     Disqualification; Conflicting Interests

                  If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. Further, it is understood that the Trustee shall be entitled to any and all rights that the Trustee may have in its individual capacity or any other capacity with respect to any Indebtedness of the Company, and no provision of this Indenture shall be construed as to limit or diminish any such right.

Section 5.09.     Corporate Trustee Required; Eligibility

                  There shall at all times be a Trustee hereunder with respect to Securities of each series, which may be a Trustee hereunder for Securities of one or more other series and which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

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

Section 5.10.     Resignation and Removal; Appointment of Successor

                  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 5.11.

                  (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by
Section 5.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

                  (c) The Trustee may be removed at any time upon sixty (60) days' written notice with respect to the Securities of one or more series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

                  (d)   If at any time:

                        (1)    the Trustee shall fail to comply with Section
         5.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                        (2)    the Trustee shall cease to be eligible under
         Section 5.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                        (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 4.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

                  (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 5.11. If within

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

one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of such series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of
Section 5.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of such series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 5.11, any Holder who has been a bona fide Holder of a Security for such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

                  (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of such series to all Holders in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 5.11.     Acceptance of Appointment by Successor

                  In case of appointment hereunder of a successor Trustee with respect to all Securities, every successor Trustee so appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, including, without limitation, all monies due and owing to the retiring Trustee, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

                  In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and
(3) shall add to or change any of the provisions of this Indenture as shall be

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

necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

                  Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

                  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 5.12.     Merger, Conversion, Consolidation or Succession to Business

                  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 5.13.     Preferential Collection of Claims Against Company

                  If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 5.14.     Appointment of Authenticating Agent

                  The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to

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

authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to
Section 2.08, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

                  Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                  An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

                  If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the

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

Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                           Deutsche Bank Trust Company Americas,
                                           As Trustee


                                           By: _________________________________
                                                    As Authenticating Agent

                                           By: _________________________________
                                                       Authorized Officer

                                   ARTICLE 6.

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 6.01.     Company to Furnish Trustee Names and Addresses of Holders

                  The Company shall furnish or cause to be furnished to the Trustee

                  (a) not more than 15 days after each Regular Record Date for Securities of each series, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of the preceding Regular Record Date, and

                  (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

Section 6.02.     Preservation of Information; Communications to Holders

                  (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 6.01. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

                  (b) The rights of the Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

                  (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 6.03.     Reports by Trustee

                  (a) On February 11/th/ of each year, commencing on February 11, 2004, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

                  (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee in writing when any Securities are listed on any stock exchange.

Section 6.04.     Reports by Company

                  The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

                                   ARTICLE 7.

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 7.01.     Company May Consolidate, Etc., Only on Certain Terms

                  The Company shall not consolidate or merge with or into (whether or not the Company is the Surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another Person unless:

                  (a) the Surviving Person is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

                  (b) the Surviving Person (if other than the Company) assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all the obligations of the Company under the Securities and this Indenture;

                  (c) at the time of and immediately after such transaction no Default or Event of Default shall have occurred and be continuing;

                  (d) except with respect to a merger of the Company with or into Premcor USA that does not result in a Rating Decline with respect to any series of Securities, after giving pro forma effect to the transaction either
(1) the Surviving Person would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Operating Cash Flow Ratio test set forth in Section 9.10 hereof or (2) the Consolidated Operating Cash Flow Ratio of the Surviving Person would be no less than such ratio for the Company immediately prior to the transaction; and

                  (e) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 7.02.     Successor Substituted

                  Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer, lease or other disposition of the properties and assets of the Company substantially as an entirety in accordance with Section 7.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities; provided, however, that the predecessor Company shall not be relieved from the obligation to pay principal of and interest on the Securities, except in the case of a transfer, conveyance, sale or other disposition (excluding by lease) of all of the Company's assets that meets the requirements of Section 7.01 hereof.

                                   ARTICLE 8.

                             SUPPLEMENTAL INDENTURES

Section 8.01.     Supplemental Indentures Without Consent of Holders

                  Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

                  (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

                  (3)   to add any additional Events of Default; or

                  (4)   to secure the Securities; or

                  (5) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 2.02; or

                  (6) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 5.11; or;

                  (7) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause (7) shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

                  (8) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

                  (9) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision.

Section 8.02.     Supplemental Indentures with Consent of Holders

                  With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

                  (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security;

                  (2) reduce the principal amount of (or the premium), or interest, including Special Interest, on, any Securities;

                  (3) reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 4.02;

                  (4) change the place or currency of payment of principal of (or premium), or interest on, any Securities;

                  (5) impair the right to institute suit for the enforcement of any payment on or with respect to any Securities;

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

                  (6) reduce the above-stated percentage of Outstanding Securities necessary to modify or amend the Indenture;

                  (7) reduce the percentage of aggregate principal amount of Outstanding Securities of any series necessary for waiver of compliance of certain covenants, as set forth in Section 4.13 or 9.16 hereof; or

                  (8) modify any provisions of this Indenture relating to the modification and amendment of this Indenture or the waiver of past defaults or covenants, except as otherwise specified herein.

                  A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

                  It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 8.03.     Execution of Supplemental Indentures

                  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

Section 8.04.     Effect of Supplemental Indentures

                  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.05.     Conformity with Trust Indenture Act

                  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

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Section 8.06.     Reference in Securities to Supplemental Indentures

                  Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

Section 8.07.     Notice of Supplemental Indentures

                  Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 8.02, the Company shall give notice of such fact to all Holders of Securities of each series affected by such supplemental indenture, setting forth in general terms the substance of such supplemental indenture, in the manner provided in Section
1.06. Any failure of the Company to give such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

                                   ARTICLE 9.

                                    COVENANTS

Section 9.01.     Payment of Principal, Premium and Interest

                  The Company covenants and agrees for the benefit of each series of Securities that it shall duly and punctually pay the principal of (and premium, if any) and interest, including Special Interest, on the Securities of that series in accordance with the terms of the Securities of that series and this Indenture.

Section 9.02.     Maintenance of Office or Agency

                  The Company shall maintain an office or agency in each Place of Payment for any series of Securities where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company initially appoints the Trustee as Paying Agent and Security Registrar. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company terminates the appointment of a Paying Agent or Security Registrar or otherwise shall fail to maintain any such required office or agency, the Company shall use its reasonable best efforts to appoint a successor Paying Agent or Security Registrar reasonably acceptable to the Trustee. If the Company fails to maintain a Paying Agent or Security Registrar, the Trustee shall act as such, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. The Company shall forward copies of all presentations, surrenders, notices and demands to the Trustee promptly upon their receipt.

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                  The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 9.03.     Money for Securities Payments to Be Held in Trust

                  If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it shall, on or prior to 11:00 a.m. (New York City time) on each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

                  Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

                  The Company shall cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and
(ii) during the continuance of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

                  The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest, including Special Interest, on any Security of any series and remaining unclaimed for two years after such principal, premium or interest, including Special Interest, has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 9.04.     Statement by Officers as to Default

                  (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such officer signing such certificate, that to the best of such officer's knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such officer may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of such officers' knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of (and premium, if any) or interest, including Special Interest, if any, on the Securities of any series are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the financial statements delivered pursuant to Section 9.06 shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated any provisions of Articles Seven or Nine of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any officer becoming aware of (i) any default or Event of Default or (ii) any event of default under any other mortgage, indenture or instrument as described in Section 4.01(6), an Officers' Certificate specifying such default, Event of Default or event of default and what action the Company is taking or proposes to take with respect thereto.

Section 9.05.     Existence

                  Subject to Article 7, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the board of directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 9.06.     Provision of Financial Information

                  So long as Securities of any series are outstanding, whether or not the Company is required to be subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents (including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants) which the Company would have been required to file with the Commission pursuant to such
Section 13(a) or 15(d) or any successor provision thereto if the Company were so required, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so required. The Company shall also in any event (a) within 15 days of each Required Filing Date
(i) transmit by mail to all Holders of Securities, as their names and addresses appear in the Security Register, without cost to such Holders, and (ii) file with the Trustee, in each case, copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provisions thereto if the Company were required to be subject to such Sections and (b) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder of Securities. In addition, the Company shall, for so long as any Securities of any series remain outstanding, furnish to all Holders of Securities and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 9.07.     Limitation on Restricted Payments

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless (i) at the time of and immediately after giving effect to the proposed Restricted Payment, no Default or Event of Default with respect to any series of Securities shall have occurred and be continuing, or would occur as a consequence thereof, (ii) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Operating Cash Flow Ratio test set forth in Section 9.10, and (iii) at the time of and immediately after giving effect to the proposed Restricted

Payment (the value of any such payment if other than cash, as determined in good faith by the board of directors of the Company and evidenced by a Board Resolution), the aggregate amount of all Restricted Payments (including Restricted Payments permitted by clauses (b) and (e) of the next succeeding paragraph and excluding the other Restricted Payments permitted by such paragraph) declared or made subsequent to April 1, 1998 shall not exceed the sum of (a) 50% of the aggregate Consolidated Net Operating Income (or, if such aggregate Consolidated Net Operating Income is a deficit, minus 100% of such deficit) of the Company for the period (taken as one accounting period) from April 1, 1998 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment plus (b) 100% of the aggregate net proceeds, including cash and the fair market value of property other than cash (as determined in good faith by the board of directors of the Company and evidenced by a Board Resolution), received by the Company since April 1, 1998, from any Person other than a Subsidiary of the Company as a result of the issuance of Capital Stock (other than any Disqualified Capital Stock) of the Company including such Capital Stock issued upon conversion of Indebtedness or upon exercise of warrants and any contributions to the capital of the Company (other than Excluded Contributions) received by the Company from any such Person plus (c) to the extent that any Restricted Investment that was made after April 1, 1998, is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any). For purposes of any calculation pursuant to the preceding sentence which is required to be made within 60 days after the declaration of a dividend by the Company, such dividend shall be deemed to be paid at the date of declaration.

                  The foregoing provisions of this covenant shall not be violated with respect to any series of Securities by reason of

                  (a) the payment of any dividends or distributions payable solely in shares of the Company's Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to acquire the Company's Capital Stock (other than Disqualified Capital Stock);

                  (b) the payment of any dividend within 60 days after the date of declaration thereof if, at such date of declaration, such payment complied with the provisions described above;

                  (c) the retirement of any shares of the Company's Capital Stock in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of, other shares of its Capital Stock (other than Disqualified Capital Stock) or options, warrants or other rights to purchase the Company's Capital Stock (other than Disqualified Capital Stock) and the declaration and payment of dividends on such new Capital Stock in an aggregate amount no greater than the amount of dividends declarable and payable on such retired Capital Stock immediately prior to such retirement;

                  (d) other Restricted Payments in an aggregate amount not to exceed $50 million;

                  (e) the making of any payment in redemption of Capital Stock of the Company, Premcor USA or Premcor Inc. or options to purchase such Capital Stock granted to officers or employees of the Company, Premcor USA or Premcor Inc. pursuant to any stock option, stock purchase or other stock plan approved by the board of directors of the Company, Premcor USA or Premcor Inc. in connection with the severance or termination of officers or employees not to exceed $8 million per annum or the payment of cash dividends or the making of loans or advances to Premcor USA or Premcor Inc. to permit it to make such payments;

                  (f) the declaration and payment of dividends to holders of any class or series of preferred stock of the Company and its Restricted Subsidiaries issued in accordance with Section 9.10;

                  (g) the payment of dividends or the making of loans or advances by the Company to Premcor USA in an amount not to exceed $2 million in any fiscal year for costs and expenses incurred by Premcor USA in its capacity as a holding company or for services rendered to the Company;

                  (h) Restricted Investments not to exceed at any one time an aggregate of $75 million; and

                  (i)      Restricted Investments made with Excluded
Contributions.

                  The board of directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default or Event of Default with respect to any series of Securities. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under the first paragraph of this Section 9.07. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the fair market value of such Investments at the time of such designation, and (z) the original fair market value of such Investments at the time they were made. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

                  For purposes of this covenant, any payment made on or after April 1, 1998 but prior to the Issue Date shall be deemed to be a "Restricted Payment" to the extent such payment would have been a Restricted Payment had the Indenture been in effect at the time of such payment (and, to the extent that any such Restricted Payment was permitted by clauses (a) through (i) above, such Restricted Payment may be deemed by the Company to have been made pursuant to such clause).

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

Section 9.08. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

                  The Company shall not, and shall not permit any Restricted Subsidiary of the Company (other than a Securitization Special Purpose Entity) to, create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction which, by its terms, restricts the ability of any Restricted Subsidiary of the Company (other than a Securitization Special Purpose Entity) to (i) pay dividends or make any other distributions on any such Restricted Subsidiary's Capital Stock or pay any Indebtedness owed to the Company or any Restricted Subsidiary of the Company, (ii) make any loans or advances to the Company or any Restricted Subsidiary of the Company, or (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary of the Company, except for, in the case of clauses (i), (ii) and
(iii) above, any restrictions (a) existing under this Indenture and any restrictions existing on the Issue Date pursuant to any agreement relating to Existing Indebtedness of the Company or any Restricted Subsidiary, (b) pursuant to an agreement relating to Indebtedness incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company and outstanding on such date and not incurred in anticipation of becoming a Restricted Subsidiary, (c) imposed by virtue of applicable corporate law or regulation and relating solely to the payment of dividends or distributions to stockholders, (d) with respect to restrictions of the nature described in clause (iii) above, included in a contract entered into in the ordinary course of business and consistent with past practices that contains provisions restricting the assignment of such contract, (e) pursuant to an agreement effecting a renewal, extension, refinancing, refunding or replacement of Indebtedness referred to in (a) or (b) above; provided, however, that the provisions contained in such renewal, extension, refinancing, refunding or replacement agreement relating to such encumbrance or restriction, taken as a whole, are not materially more restrictive than the provisions contained in the agreement the subject thereof, as determined in good faith by the board of directors of the Company, or (f) which shall not in the aggregate cause the Company not to have the funds necessary to pay the principal of, premium, if any, or interest, including Special Interest, on the Securities of any series at their Stated Maturity.

Section 9.09.     Limitation on Transactions with Shareholders and Affiliates

                  The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, directly or indirectly, conduct any business or enter into any transaction or series of similar transactions (including, without limitation, the purchase, sale, transfer, lease or exchange of any property or the rendering of any service) with (i) any direct or indirect holder of more than 5% of any class of Capital Stock of the Company or of any Restricted Subsidiary of the Company (other than transactions between or among the Company and/or its Restricted Subsidiaries) or (ii) any Affiliate of the Company (other than transactions between or among the Company and/or its Restricted Subsidiaries) (each of the foregoing, a "Shareholder/Affiliate Transaction") unless the terms of such business, transaction or series of transactions are as favorable to the Company or such Restricted Subsidiary in all material respects as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's-length dealings with a Person which is not such a stockholder or Affiliate and, if such transaction or series of transactions involves payment for services of such a stockholder or

Affiliate, (x) for amounts greater than $10 million and less than $25 million per annum, the Company shall deliver an Officers' Certificate to the Trustee certifying that such Shareholder/Affiliate Transaction complies with this clause
(ii) or (y) for amounts equal to or greater than $25 million per annum, then (A) a majority of the disinterested members of the board of directors of the Company shall in good faith determine that such payments are fair consideration for the services performed or to be performed (evidenced by a Board Resolution) or (B) the Company must receive a favorable opinion from a nationally recognized investment banking firm chosen by the Company or, if no such investment banking firm is in a position to provide such opinion, a similar firm chosen by the Company (having expertise in the specific area which is the subject of the opinion), that such payments are fair consideration for the services performed or to be performed (a copy of which shall be delivered to the Trustee); provided that the foregoing requirements shall not apply to (i) Shareholder/Affiliate Transactions involving the purchase or sale of crude oil, vacuum tower bottoms, refined products or other inventory, so long as (y) in the case of such transactions involving crude oil, such transactions are priced in line with the market price of a crude benchmark and (z) the pricing of each of such transactions are equivalent to the pricing of comparable transactions with unrelated third parties; (ii) Restricted Payments permitted by the provisions of this Indenture described in Section 9.07; (iii) payment of annual management, consulting, monitoring and advisory fees and related expenses to Blackstone and its Affiliates; (iv) payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary; (v) payments by the Company or any of its Restricted Subsidiaries to Blackstone and its Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Company in good faith; (vi) payments or loans to employees or consultants which are approved by a majority of the board of directors of the Company in good faith; (vii) any agreement in effect on the Issue Date and any amendment thereto (so long as any such amendment is not disadvantageous to the holders of the Securities in any material respect) or any transaction contemplated thereby; or (viii) any stockholder agreement or registration rights agreement to which the Company is a party on the Issue Date and any similar agreements which it may enter into thereafter; provided that the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment or under such a similar agreement entered into after the Issue Date shall only be permitted by this clause (viii) to the extent that the terms of any such amendment or new agreement are not disadvantageous to the holders of the Securities in any material respect.

Section 9.10.     Limitation on Indebtedness

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt) other than (i) the Securities and the obligations outstanding on the Issue Date under the Amended and Restated Term Loan Agreement, and (ii) Permitted Indebtedness, unless after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Company's Consolidated Operating Cash Flow Ratio is greater than 2 to 1. Notwithstanding the foregoing, the Company's Unrestricted Subsidiaries may incur Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company.

Section 9.11.     Limitation on Issuance of Guarantees of Indebtedness

                  The Company shall not permit any Restricted Subsidiary, directly or indirectly, to guarantee or secure the payment of any Indebtedness of the Company unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for the guarantee or security of the payment of the Securities by such Restricted Subsidiary (other than the grant of security interests in cash and cash equivalents, receivables and product inventories to secure obligations under the Credit Agreement). If the Indebtedness to be guaranteed is subordinated to the Securities of any series, the guarantee or security of such Indebtedness shall be subordinated to the guarantee or security of the Securities of such series to the same extent as the Indebtedness to be guaranteed is subordinated to the Securities of such series. Notwithstanding the foregoing, any such guarantee or security by a Restricted Subsidiary of the Securities of any series shall provide by its terms that it shall be automatically and unconditionally released and discharged upon either (i) the release or discharge of such guarantee or security of payment of such other Indebtedness, except a discharge by or as a result of payment under such guarantee or security, or (ii) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provision of this Indenture.

Section 9.12.     Limitation on Liens

                  The Company shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or on any income or profits therefrom, or assign or convey any right to receive income therefrom to secure any Indebtedness which is pari passu with or subordinate in right of payment to Securities of any series (in each case except for Permitted Liens), unless such Securities are secured equally and ratably simultaneously with or prior to the creation, incurrence or assumption of such Lien for so long as such Lien exists; provided, that in any case involving a Lien securing Indebtedness which is subordinated in right of payment to the Securities of any series, such Lien is subordinated to the Lien securing such Securities to the same extent that such subordinated debt is subordinated to such Securities.

Section 9.13.     Limitation on Certain Asset Dispositions

                  The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such disposition (or, in the case of a lease, over the term of such lease) at least equal to the fair market value of the shares or assets disposed of (which shall be as determined in good faith by the Company), and (ii) at least 75% of the consideration for such disposition consists of cash or Cash Equivalents; provided that the following shall be deemed to be cash for purposes of this covenant: (1) the amount of any liabilities (as shown on

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

the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Securities) that are assumed by the transferee of any such assets; and (2) any notes or other obligations received by the Company or such Restricted Subsidiary from a transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days after such Asset Disposition; provided, further, that the 75% limitation referred to above in clause (ii) shall not apply to (x) any disposition of assets in which the cash portion of such consideration received therefor on an after-tax basis, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax net proceeds would have been had such transaction complied with the aforementioned 75% limitation, (y) any disposition of assets (other than the Port Arthur refinery) in exchange for assets of comparable fair market value related to the Principal Business of the Company, provided that in any such exchange of assets of the Company or a Restricted Subsidiary with a fair market value in excess of $20 million occurring when Blackstone fails to hold, directly or indirectly, 30% or more of the total voting power of all classes of stock of the Company, the Company shall obtain an opinion or report from a nationally recognized investment banking firm, valuation expert or accounting firm confirming that the assets received by the Company and such Restricted Subsidiary in such exchange have a fair market value at least equal to the assets so exchanged or (z) any disposition of Securitization Program Assets to any Securitization Special Purpose Entity in exchange for Indebtedness of, procurement of letters of credit and similar instruments by, or equity or other interests in, such Securitization Special Purpose Entity.

                  Within 360 days of the later of (a) the receipt of the Net Available Proceeds and (b) the date of such Asset Disposition, the Company may elect to (i) apply the Net Available Proceeds from such Asset Disposition to permanently redeem or repay Indebtedness of the Company or any Restricted Subsidiary, other than Indebtedness of the Company which is subordinated to the Securities, or (ii) apply the Net Available Proceeds from such Asset Disposition to invest in assets related to the Principal Business of the Company or Capital Stock of any Person primarily engaged in the Principal Business if, as a result of such acquisition, such Person becomes a Restricted Subsidiary. Pending the final application of any such Net Available Proceeds, the Company may temporarily invest such Net Available Proceeds in any manner permitted by this Indenture. Any Net Available Proceeds from an Asset Disposition not applied or invested as provided in the first or second sentence of this paragraph shall be deemed to constitute "Excess Proceeds."

                  As soon as practical, but in no event later than 10 Business Days after any date (an "Asset Disposition Trigger Date") that the aggregate amount of Excess Proceeds exceeds $25 million, the Company shall commence an Offer to Purchase (as described in Section 10.08) to purchase the maximum principal amount of Securities that may be purchased out of the Excess Proceeds and to purchase or prepay the maximum amount of other Indebtedness of Premcor USA or the Company having similar rights to be so prepaid or purchased out of such Excess Proceeds, in each case at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, to the date of purchase. To the extent that any Excess Proceeds remain after completion of an Offer to

Purchase, the Company may use the remaining amount for general corporate purposes. Upon completion of such Offer to Purchase, the amount of Excess Proceeds shall be reset to zero.

Section 9.14.     Restrictions on Secured Indebtedness

                  The following provision shall apply with respect to any series of Securities only upon and after the occurrence of an Investment Grade Rating Event of that series. If the Company shall incur, issue, assume or guarantee any Indebtedness secured by a Lien on any Principal Property of the Company or on any share of stock or Indebtedness of any Restricted Subsidiary (other than a Securitization Special Purpose Entity), the Company shall secure the Securities of each series equally and ratably with (or, at the Company's option, prior to) such secured Indebtedness so long as such Indebtedness shall be so secured, unless the aggregate amount of all such secured Indebtedness, together with all Attributable Indebtedness of the Company with respect to any sale and leaseback transactions involving Principal Properties (with the exception of such transactions which are excluded as described in clauses (i) through (v) in
Section 9.15 below), would not exceed 10% of Consolidated Net Tangible Assets. The above restriction does not apply to, and there shall be excluded from secured Indebtedness in any computation under such restriction, Indebtedness secured by: (i) Liens on property of, or on any share of stock or Indebtedness of, any corporation existing at the time such corporation becomes a Restricted Subsidiary and Liens on any property acquired from a corporation which is merged with or into the Company or a Subsidiary; (ii) Liens in favor of the Company;
(iii) Liens in favor of governmental bodies to secure progress, advance or other payments; (iv) Liens upon any property acquired after the date of this Indenture, securing the purchase price thereof or created or incurred simultaneously with (or within 270 days after) such acquisition to finance the acquisition of such property or existing on such property at the time of such acquisition, or Liens on improvements after such date, in each case subject to certain conditions and provided that the principal amount of the obligation or indebtedness secured by such Lien shall not exceed 100% of the cost or fair value (as determined in good faith by the Company), whichever shall be lower, of the property at the time of the acquisition, construction or improvement thereof; (v) Liens securing industrial revenue or pollution control bonds; (vi) Liens arising out of any final judgment for the payment of money aggregating not in excess of $25 million which remains unstayed, in effect and unpaid for a period of 60 consecutive days or Liens arising out of any judgments which are being contested in good faith; (vii) Permitted Liens in existence on the date of the Investment Grade Rating Event; (viii) Liens to secure obligations arising from time to time under the Credit Agreement, including Guaranties thereof, and Interest Swap Obligations owed by the Company or a Subsidiary to any lender under the Credit Agreement or an affiliate of any such lender; or (ix) any extension, renewal, or replacement of any Lien referred to in the foregoing clauses (i) through (viii) inclusive.

Section 9.15.     Restrictions on Sales and Leasebacks

                  The following provision shall apply with respect to any series of Securities only upon and after the occurrence of an Investment Grade Rating Event of that series. The Company may not enter into any sale and leaseback transaction involving any Principal Property, unless the aggregate amount of all Attributable Indebtedness of the Company with respect to such transaction plus all secured Indebtedness (with the exception of secured Indebtedness which is excluded as described in clauses (i) through (ix) in
Section 9.14 above) would not exceed 10% of Consolidated Net Tangible Assets. This restriction does not apply to, and there shall be excluded from Attributable Indebtedness in any computation under such restriction, any sale and leaseback transaction if: (i) the lease is for a period, including renewal rights, not in excess of three years; (ii) the sale of the Principal Property is made within 270 days after its acquisition, construction or improvements; (iii) the lease secures or relates to industrial revenue or pollution control bonds;
(iv) the transaction is between the Company and a Restricted Subsidiary; or (v) the Company, within 270 days after the sale is completed, applies to the retirement of Indebtedness of the Company or a Restricted Subsidiary, or to the purchase of other property which shall constitute a Principal Property, an amount not less than the greater of (1) the net proceeds of the sale of the Principal Property leased or (2) the fair market value (as determined by the Company in good faith) of the Principal Property leased. The amount to be applied to the retirement of Indebtedness shall be reduced by (x) the principal amount of any debentures or notes (including the Securities) of the Company or a Restricted Subsidiary surrendered within 270 days after such sale to the trustee for retirement and cancellation, (y) the principal amount of Indebtedness, other than the items referred to in the preceding clause (x), voluntarily retired by the Company or a Restricted Subsidiary within 270 days after such sale and (z) associated transaction expenses.

Section 9.16.     Waiver of Certain Covenants

                  The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 9.06 to 9.15, inclusive, with respect to the Securities of any series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect; provided, however, with respect to an Offer to Purchase as to which an offer has been mailed, no such waiver may be made or shall be effective against any Holder of Securities of any series tendering Securities of such series pursuant to such Offer to Purchase, and the Company may not omit to comply with the terms of such Offer to Purchase as to such Holder.

Section 9.17.     Effect of Investment Grade Rating

                  Notwithstanding the foregoing, upon the occurrence of an Investment Grade Rating Event with respect to any series of Securities, Sections 7.01(d), 9.07, 9.08, 9.09, 9.10, 9.12 and 9.13 shall be of no further force or effect and shall cease to apply to the Company and, in lieu thereof, Sections
9.14 and 9.15 shall take effect with respect to such series of Securities.

                                  ARTICLE 10.

                            REDEMPTION OF SECURITIES

Section 10.01.    Applicability of Article

                  Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.02 for such Securities) in accordance with this Article.

Section 10.02.    Election to Redeem; Notice to Trustee

                  The election of the Company to redeem any Securities shall be evidenced by a Board Resolution (or in a manner specified as contemplated by Section 2.02 for such Securities), which Board Resolution shall be delivered to the Trustee at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee). In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall notify the Trustee in writing of such Redemption Date and of the principal amount of Securities of any series to be redeemed upon delivery of the Board Resolution related to such redemption.

Section 10.03.    Selection by Trustee of Securities to Be Redeemed

                  If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by lot or by such method as the Trustee shall deem fair and appropriate (and in a manner that complies with applicable legal and securities exchange requirements, if any) and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Securities of a denomination larger than $1,000.

                  The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities of any series selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

                  In the event that the Company is required to make an Offer to Purchase pursuant to Sections 10.08 or 9.13 and the amount available for such Offer to Purchase is not an integral multiple of $1,000, the Trustee shall promptly refund to the Company any remaining excess proceeds, which shall be less than $1,000.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 10.04.    Notice of Redemption

                  Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities of a series to be redeemed, at his address appearing in the Security Register.

                  All notices of redemption shall state:

                  (1)      the Redemption Date,

                  (2)      the Redemption Price, plus accrued interest, if any,

                  (3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed,

                  (4) that Securities of any series called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

                  (5) that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof to be redeemed and that, unless the Company defaults in making the redemption payment, interest thereon will cease to accrue on and after said date,

                  (6) the place or places where such Securities are to be surrendered for payment of the Redemption Price,

                  (7) that the redemption is for a sinking fund, if such is the case,

                  (8) if any of the Securities are being redeemed in part, that on or after the redemption date a new Security in principal amount equal to the unredeemed portion thereof will be issued,

                  (9) the provision of the Securities pursuant to which the Securities called for redemption are being redeemed,

                  (10) the aggregate principal amount of Securities that are being redeemed, and

                  (11) the CUSIP number of the Securities that are being redeemed.

                  Notice of redemption of Securities of any series to be redeemed shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

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

Section 10.05.    Deposit of Redemption Price

                  Prior to 11:00 a.m. New York City time on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 9.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

Section 10.06.    Securities Payable on Redemption Date

                  Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall not bear interest. Upon surrender of any such Security for redemption in accordance with such notice, such Security shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that, unless specified as contemplated by Section 2.02, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of
Section 2.11.

                  If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 10.07.    Securities Redeemed in Part

                  Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

Section 10.08.    Offer to Purchase

                  Within 30 days following a Change of Control resulting in a Rating Decline with respect to any series of Securities and on any Asset Disposition Trigger Date, the Company shall mail to each holder of Securities of such series, in the case of a Change of Control, or to each Holder of Securities, in the case of an Asset Disposition, at such holder's registered address, a notice stating: (i) that an "Offer to Purchase" is being made as a result of a Change of Control or one or more Asset Dispositions, the length of time the Offer to Purchase shall remain open, and the maximum aggregate principal amount of Securities of such series (if applicable) that shall be accepted for payment pursuant to such Offer to Purchase, (ii) the purchase price, the amount of accrued and unpaid interest (including Special Interest) as of the purchase date, and the purchase date (the "Purchase Date"), (iii) in the case of a Change of Control, the circumstances and material facts regarding such Change of Control, to the extent known to the Company (including, but not limited to, information with respect to pro forma and historical financial information after giving effect to such Change of Control, and information regarding the Person or Persons acquiring control) and
(iv) such other information required by this Indenture and applicable laws and regulations.

                  On the Purchase Date for any Offer to Purchase, the Company shall (1) in the case of an Offer to Purchase resulting from a Change of Control, accept for payment all Securities of such series tendered pursuant to such Offer to Purchase and, in the case of an Offer to Purchase resulting from one or more Asset Dispositions, accept for payment the maximum principal amount of Securities tendered pursuant to such Offer to Purchase that can be purchased out of Excess Proceeds from such Asset Dispositions, which amount shall equal the product of (a) the amount of such Excess Proceeds and (b) a fraction whose numerator is the aggregate amount of all obligations owing under Securities tendered pursuant to such offering and whose denominator is the sum of the aggregate amount of all obligations owing under Securities tendered pursuant to such offering and the aggregate amount of all obligations owing under other Indebtedness of Premcor USA or the Company tendered pursuant to similar rights to prepayment or repurchase, (2) deposit with the Paying Agent the aggregate purchase price of all Securities accepted for payment and any accrued and unpaid interest, including Special Interest, on such Securities as of the Purchase Date, and (3) deliver or cause to be delivered to the Trustee all Securities tendered pursuant to the Offer to Purchase. If less than all Securities tendered pursuant to any Offer to Purchase are accepted for payment by the Company for any reason, selection of the Securities to be purchased shall be in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not so listed, by lot or by such method as the Trustee shall deem fair and appropriate; provided that Securities accepted for payment in part shall only be purchased in integral multiples of $1,000. The Paying Agent shall promptly mail to each holder of Securities accepted for payment an amount equal to the purchase price for such Securities plus any accrued and unpaid interest, including Special Interest thereon, the Trustee shall promptly authenticate and mail to such holder of Securities accepted for payment in part new Securities equal in principal amount to any unpurchased portion of the Securities, and any Securities not accepted for payment in whole or in part shall be promptly returned to the holder thereof. On and after a Purchase Date, interest shall cease to accrue on the Securities accepted for payment. The Company shall announce the results of the Offer to Purchase to holders of the Securities on or as soon as practicable after the Purchase Date.

                  The Company shall comply with all applicable requirements of Rule 14e-1 under the Exchange Act and all other applicable securities laws and regulations thereunder, to the extent applicable, in connection with any Offer to Purchase.

                  Other than as specifically provided in this Section 10.08, any purchase pursuant to this Section 10.08 shall be made pursuant to the provisions of Sections 10.01 through 10.07 hereof.

                                   ARTICLE 11.

                                  SINKING FUNDS

Section 11.01.    Applicability of Article

                  The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 2.02 for such Securities.

                  The minimum amount of any sinking fund payment provided for by the terms of any Securities is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an "optional sinking fund payment". If provided for by the terms of any Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 11.02. Each sinking fund payment shall be applied to the redemption of Securities as provided for by the terms of such Securities.

Section 11.02.    Satisfaction of Sinking Fund Payments with Securities

                  The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 11.03.    Redemption of Securities for Sinking Fund

                  Not less than 35 days and not more than 60 days prior to each sinking fund payment date for any Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 11.02 and will also deliver to the Trustee any Securities to be so delivered. Not less than 35 days and not more than 60 days prior to each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 10.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 10.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections
10.06 and 10.07.

                                  ARTICLE 12.

                       CHANGE OF CONTROL TRIGGERING EVENT

Section 12.01.    Change of Control Triggering Event

                  In the event that there shall occur a Change of Control Triggering Event with respect to any series of Securities, then the Company shall make an Offer to Purchase in accordance with Section 10.08 hereof to purchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Securities of such series at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, including Special Interest to the date of purchase.

                                  ARTICLE 13.

                       DEFEASANCE AND COVENANT DEFEASANCE

Section 13.01.    Company's Option to Effect Defeasance or Covenant Defeasance

                  The Company may at its option, at any time, elect to have either Section 13.02 or Section 13.03 applied to the Outstanding Securities of any series designated pursuant to Section 2.02 as being defeasable pursuant to
Section 13.02 or 13.03, in accordance with applicable requirements provided pursuant to Section 2.02 and upon compliance with the conditions set forth below in this Article Thirteen. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated in Section 2.02 for such Securities.

Section 13.02.    Defeasance and Discharge

                  Upon the Company's exercise of the option provided in Section
13.01 applicable to have this Section applied to any series of securities, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of such series, on and after the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 13.05 hereof and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Securities of such series and this Indenture insofar as such Securities are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 13.04 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, including Special Interest, on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Article 2 and Section 9.02 hereof, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option under this
Section 13.02 notwithstanding the prior exercise of its option under Section 13.03.

Section 13.03.    Covenant Defeasance

                  Upon the Company's exercise of the option provided in Section
13.01 applicable to this Section, (i) the Company shall be released from its obligations under Sections 9.06 through 9.15, inclusive and Section 9.17,
Section 10.09, Article 12, and Article 7 hereof and (ii) the occurrence of an event specified in Sections 4.01(4), 4.01(5) (with respect to any of Sections
9.06 through 9.15, inclusive and 9.17, Section 10.09 and Article 12), 4.01(6) and 4.01(7) shall not be deemed to be an Event of Default with respect to any series of Securities (hereinafter, "covenant defeasance"), and the Securities of such series shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, Clause or Article, whether directly or indirectly by reason of any reference elsewhere herein to any such Section, Clause or Article or by reason of any reference in any such Section, Clause or Article to any other provision herein or in any other document shall not constitute a Default or an Event of Default with respect to any series of Securities under Section 4.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

Section 13.04.    Conditions to Defeasance or Covenant Defeasance

                  The following shall be the conditions to application of either
Section 13.02 or Section 13.03 to any Securities or any series of Securities, as the case may be:

                  (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 5.10 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or
(B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or
(C) a combination thereof, sufficient to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (premium, if any) and each installment of interest, including Special Interest, on the Securities on the respective Stated Maturities in accordance with the terms of this

Indenture and of such Securities. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

                  (2) In the case of an election to have Section 13.02 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

                  (3) In the case of an election to have Section 13.03 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred.

                  (4) The Company shall have delivered to the Trustee an Officers' Certificate to the effect that neither such Securities nor any other Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.

                  (5) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing on the date of such deposit or, insofar as subsections 4.01(8) and (9) are concerned, at any time during the period ending on the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

                  (6) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of the Trust Indenture Act).

                  (7) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

                  (8) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under
Section 13.02 or the covenant defeasance under Section 13.03 (as the case may be) have been complied with.

                  (9) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

                  (10) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the passing of 90 days following such deposit, the trust funds will not be subject to the effect of any proceeding or any bankruptcy, insolvency, reorganization, or similar laws regarding creditors' rights generally.

Section 13.05. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions


                  Subject to the provisions of the last paragraph of Section 9.03, all money and U.S. Government obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee -- collectively, for purposes of this Section 13.05, the "Trustee") pursuant to Section 13.04 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, including Special Interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee its officers, directors, employees and agents against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to
Section 13.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities. The indemnity of this Section 13.05 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

                  Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 13.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as the case may be, with respect to such Securities.

Section 13.06.    Reinstatement

                  If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 13.02 or 13.03 with respect to any series of Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this indenture and such Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Thirteen with respect to such Securities until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section
13.02 or 13.03; provided, however, that if the Company makes any payment of principal of (and premium, if any) or any applicable interest on any such Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the day and year first above written.

                                           THE PREMCOR REFINING GROUP INC.


                                           By _____________________________


Attest:

_________________________________


                                            DEUTSCHE BANK TRUST COMPANY AMERICAS
                                            as Trustee

                                            By ____________________________




Attest:

_________________________________

                                    EXHIBIT A
                               (Face of Security)

                        [INSERT TITLE OF SECURITIES HERE]



                  [Insert any legend as required by Section 2.07(g)]

                  [Insert any legend required by the Internal Revenue Code and the regulations thereunder.]

                         THE PREMCOR REFINING GROUP INC.



No. .                                                                 $_________

                  The Premcor Refining Group Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Name of Holder], or registered assigns, the principal sum set forth above in United States Dollars on . [if this Security is to bear interest prior to Maturity insert --, and to pay interest thereon from . or from the most recent Interest Payment Date to which interest has been paid or as duly provided for, semi-annually on . and . in each year, commencing ., ., at the rate of . per annum, until the principal hereof is paid or made available for payment and such interest shall be payable on demand]; [If Original Securities are not also Registered Securities, then insert, as appropriate, -- provided, however, that if (i) within 90 days following the Issue Date the Company has not filed the registration statement relating to the Exchange Offer or has not filed with the Commission a shelf registration statement within 45 days following the date the obligation to file such shelf registration statement arose, or (ii) the registration statement has not become effective or been declared effective by the Commission within 180 days following the Issue Date, or (iii) the shelf registration statement has not become effective within 105 days of the date on which the obligation to file such shelf registration statement arose, or (iv) the Exchange Offer has not been consummated within 30 business days after the effectiveness deadline of the Exchange Offer (if such Exchange Offer is then required to be made); or (v) any registration statement or shelf registration statement is filed and declared effective but shall thereafter cease to be effective (except as specifically permitted therein) without being succeeded within 30 days by an additional registration statement filed and declared effective (any such event referred to in clauses (i) through (v), the "Registration Default"), then, the per annum interest rate will increase by 0.25% for the period from the occurrence of such Registration Default until such time as no Registration Default is in effect (at which time the interest rate will be reduced to its initial rate); provided, however that if the Exchange Offer has not been consummated within 270 days following the Issue Date, then the per annum interest rate will increase by an additional 0.25%, to 0.50% (such interest rate increases the "Special Interest") for so long as the Exchange Offer has not been consummated (or until a shelf registration statement becomes effective).

                  Any accrued and unpaid interest on this Security upon the issuance of an Exchange Security in exchange for this Security shall cease to be payable to the Holder hereof but such accrued and unpaid interest shall be payable on the next Interest Payment Date for such Exchange Security to the Holder thereof on the related Regular Record Date.]

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the . or . (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date at the office or agency of the Company at Deutsche Bank Trust Company Americas, 60 Wall Street, New York, NY 10005 maintained for such purpose and at any other office or agency maintained by the Company for such purpose (any such location being called a "Place of Payment"); provided, however, that at the option of the Company payment of interest may be made by check to the address of the Person entitled thereto as such address shall appear on the Security Register. Interest shall be payable in cash. Any such interest not so punctually paid or duly provided, and interest on such defaulted interest at the interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date ("Special Record Date") for the payment of such defaulted interest to be fixed by the Company with the consent of the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such securities exchange, all as more fully provided in said Indenture.

                  [If the Security is not to bear interest prior to Maturity, insert -- The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand. [Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the rate of % per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable on demand.]]

                  If this Security is a Global Security, all payments in respect of this Security will be payable to the Global Security Holder in its capacity as the registered Holder under the Indenture. If this Security is not a Global Security, payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, or at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, however, that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest on, all Global Securities and all other Securities the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:


                                            THE PREMCOR REFINING GROUP INC.


                                            By _________________________________
                                               Name:
                                               Title:


Certificate of Authentication

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                            DEUTSCHE BANK TRUST COMPANY AMERICAS
                                            as Trustee

                                            By _________________________________
                                                      Authorized Signatory